Exhibit 10.1

NORTHWEST PARK

LEASE

BY AND BETWEEN

THE TRUSTEES OF N.W. BUILDING 18 TRUST

(AS LANDLORD)

AND

INFRAREDX, INC.

(AS TENANT)

FOR PREMISES

AT

34 THIRD AVENUE

BURLINGTON, MASSACHUSETTS

TABLE OF CONTENTS

TABLE OF CONTENTS		2

ARTICLE 1 REFERENCE DATA		4

1.1 SUBJECT REFERRED TO		4
1.2 EXHIBITS		5

ARTICLE 2 PREMISES AND TERM		6

2.1 PREMISES		6
2.2 TERM		6
2.3 EXTENSION OPTION		6
2.4 ZONING CONTINGENCY		7

ARTICLE 3 CONDITION OF PREMISES		7

ARTICLE 4 RENT		7

4.1 THE FIXED RENT		7
4.2 ADDITIONAL RENT		7
4.2.1	Real Estate Taxes	7
4.2.2	Personal Property Taxes	8
4.2.3	Operating Costs	8
4.2.4	Insurance	9
4.2.5	Utilities	10
4.3 LATE PAYMENT OF RENT		10
4.4 LETTER OF CREDIT		10
4.4.1	Amount of Letter of Credit.	10
4.4.2	Renewal of Letter of Credit	10
4.4.3	Draws to Cure Defaults.	10
4.4.4	Draws to Pay Damages.	11
4.4.5	Draws for Failure to Deliver Substitute Letter of Credit	11
4.4.6	Transferability	11
4.4.7	Return of Letter of Credit at End of Term	11

ARTICLE 5 LANDLORD’S COVENANTS		11

5.1 AFFIRMATIVE COVENANTS		11
5.1.1	Heat and Air-Conditioning	11
5.1.2	Electricity	11
5.1.3	Water.	11
5.1.4	Elevator; Fire Alar	11
5.1.5	Repairs	11
5.2 INTERRUPTION		11
5.4 OUTSIDE SERVICES		12
5.5 ACCESS		12
5.6 LANDLORD’S INSURANCE		12

ARTICLE 6 TENANT’S ADDITIONAL COVENANTS		12

6.1 AFFIRMATIVE COVENANTS		12
6.1.1	Perform Obligations	12
6.1.2	Use	12
6.1.3	Repair and Maintenance	12
6.1.4	Compliance with Law	13
6.1.5	Indemnification	13
6.1.6	Landlord’s Right to Enter	13
6.1.7	Personal Property at Tenant’s Risk	13
6.1.8	Payment of Landlord’s Cost of Enforcement	13
6.1.9	Yield Up	13
6.1.10	Rules and Regulations	14
6.1.11	Estoppel Certificate	14
6.1.12	Landlord’s Expenses Re Consents	14
6.2 NEGATIVE COVENANTS		14
6.2.1	Assignment and Subletting	14
6.2.2	Nuisance	15
6.2.3	Hazardous Wastes and Materials	15
6.2.4	Floor Load; Heavy Equipment	15
6.2.5	Installation, Alterations or Additions	16
6.2.6	Abandonment	16
6.2.7	Signs	16
6.2.8	Parking and Storage	16

ARTICLE 7 CASUALTY OR TAKING		16

7.1 TERMINATION		16
7.2 RESTORATION		16
7.3 AWARD		16

ARTICLE 8 DEFAULTS		17

8.1	EVENTS OF DEFAULT	17
8.2	REMEDIES	17
8.3	REMEDIES CUMULATIVE	17
8.4	LANDLORD’S RIGHT TO CURE DEFAULTS	17
8.5	EFFECT OF WAIVERS OF DEFAULT	18
8.6	NO WAIVER, ETC.	18
8.7	NO ACCORD AND SATISFACTION	18

ARTICLE 9 RIGHTS OF MORTGAGE HOLDERS		18

9.1	RIGHTS OF MORTGAGE HOLDERS	18
9.2	LEASE SUPERIOR OR SUBORDINATE TO MORTGAGES	18

ARTICLE 10 MISCELLANEOUS PROVISIONS		18

10.1	NOTICES FROM ONE PARTY TO THE OTHER	18
10.2	QUIET ENJOYMENT	19
10.3	LEASE NOT TO BE RECORDED	19
10.4	LIMITATION OF LANDLORD’S LIABILITY	19
10.5	ACTS OF GOD	19
10.6	LANDLORD’S DEFAULT	19
10.7	BROKERAGE	19
10.8	APPLICABLE LAW AND CONSTRUCTION	19

NORTHWEST PARK

L E A S E

ARTICLE 1

Reference Data

1.1	Subject Referred To.

Each reference in this Lease to any of the following subjects shall be construed to incorporate the data stated for that subject in this Section 1.1.

Date of this Lease:	August 1, 2005

Building:	The single-story Building in Northwest Park in Burlington, Massachusetts (hereinafter referred to as the “Park”) on a parcel of land shown as Lot on a plan dated , and recorded in Middlesex Registry of Deeds in Book , Page , and known as 34 Third Avenue (the Building and such parcel of land hereinafter being collectively referred to as the “Property”).

Premises:	A portion of the Building, substantially as shown on Exhibit A attached hereto.

Rentable Floor Area of Premises:	Approximately 12,106 square feet.

Landlord:	Rodger P. Nordblom, Peter C. Nordblom, George Macomber and John D. Macomber as Trustees of N.W. Building 18 Trust under Declaration of Trust dated June 11, 1974 and recorded in Middlesex Registry of Deeds, Book , Page .

Original Notice Address of Landlord:	c/o Nordblom Management Company, Inc. 15 Third Avenue Burlington, Massachusetts 01803

Tenant:	InfraReDx, Inc., a Delaware corporation

Original Notice Address of Tenant:	34 Third Avenue Burlington, MA 01803

Expiration Date:	The last day of the third (3rd) lease year (as hereinafter defined)

Commencement Date:	The Date of this Lease.

Annual Fixed Rent Rate:	$121,056.00

Monthly Fixed Rent Rate:	$10,088.00

Rent Commencement Date:	The date which is fourteen days from the Commencement Date.

Letter of Credit Amount:	$50,000.00

Tenant’s Percentage:	The ratio of the Rentable Floor Area of the Premises to the total rentable area of the Building, which shall initially be deemed to be 45.8%.

Initial Estimate of Tenant’s Percentage of Taxes for the Tax Year:	$20,004.00

Initial Estimate of Tenant’s Percentage of Operating Costs for the Calendar Year:	$25,200.00

Permitted Uses:	Offices, research and development and light manufacturing, including laboratory uses if permitted by the Town of Burlington.

Public Liability Insurance Limits:

Commercial General Liability:

$3,000,000 per occurrence
$5,000,000 general aggregate

1.2	Exhibits.

The Exhibits listed below in this section are incorporated in this Lease by reference and are to be construed as a part of this Lease.

EXHIBIT A	Plan showing the Premises.

EXHIBIT B	Rules and Regulations.

EXHIBIT C	Description of Building Exterior Work.

EXHIBIT D	Form Tenant Estoppel Certificate.

EXHIBIT E	Form Letter of Credit

ARTICLE 2

Premises and Term

2.1	Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, subject to and with the benefit of the terms, covenants, conditions and provisions of this Lease, the Premises, excluding the roof, exterior faces of exterior walls, the common stairways, stairwells, elevators and elevator shafts, and pipes, ducts, conduits, wires, and appurtenant fixtures serving exclusively or in common other parts of the Building (and any areas, such as the space above the ceiling or in the walls, that may contain such pipes, ducts, conduits, wires or appurtenant fixtures), and if Tenant’s space includes less than entire rentable area of any floor, excluding the central core area of such floor. Tenant shall have, as appurtenant to the Premises, rights to use in common, subject to reasonable rules of general applicability to tenants of the Building from time to time made by Landlord of which Tenant is given notice provided that Landlord shall not discriminate against Tenant in the enforcement of any such rules: (a) the common lobbies, hallways, stairways, and elevators of the Building, (b) common walkways and driveways necessary for access to the Building, (c) the common parking areas serving the Building, and (d) if the Premises include less than the entire rentable area of any floor, the common toilets and other common facilities in the central core area of such floor.

At no additional charge during the term, Tenant shall be permitted to use up to 59 parking spaces in the parking area serving the Building.

Landlord reserves the right from time to time, following prior notice to Tenant and without unreasonable interference with use of the Premises: (a) to install, use, maintain, repair, replace and relocate for service to the Premises and other parts of the Building, or either, pipes, ducts, conduits, wires and appurtenant fixtures within the walls or floors (as applicable) or above the drop ceiling tiles, wherever located in the Premises or Building, (b) to alter or relocate any other common facility, (c) to make any repairs and replacements to the Premises which Landlord may reasonably deem necessary, and (d) in connection with any excavation made upon adjacent land of Landlord or others, to enter, and to license others to enter, upon the Premises to do such work as the person causing such excavation deems necessary to preserve the wall of the Building from injury or damage and to support the same.

2.2	Term. TO HAVE AND TO HOLD for a term (the “original term”) beginning on the Commencement Date and ending on the Expiration Date, unless sooner terminated as hereinafter provided.

The term “lease year” as used herein shall mean a period of twelve (12) consecutive full calendar months. The first lease year shall begin on the Commencement Date if the Commencement Date is the first day of a calendar month; if not, then the first lease year shall commence upon the first day of the calendar month next following the Commencement Date. Each succeeding lease year shall commence upon the anniversary date of the first lease year.

2.3	Extension Option. Provided that as of the date of the notice specified below, Tenant is not in default and has not previously been in default of its obligations under this Lease beyond any applicable grace period, Tenant shall have the right to extend the term of this Lease for one additional period of five (5) years, to begin immediately upon the expiration of the original term of this Lease (the “extended term”). All of the terms, covenants and provisions of this Lease shall apply to such extended term except that the Annual Fixed Rent Rate for such extension period shall be the market rate at the commencement of such extended term, as determined in accordance with the procedure set forth in the next paragraph below. If Tenant shall elect to exercise the aforesaid option, it shall do so by giving Landlord notice in writing of its intention to do so not later than one (1) year prior to the expiration of the original term of this Lease. If Tenant gives such notice, the extension of this Lease shall be automatically effected without the execution of any additional documents, subject to the parties’ agreement on market rate as set forth below. The original term and the extended term are hereinafter collectively called the “term”.

If Tenant exercises the aforesaid option, then not later than eleven (11) months prior to the expiration of the original term of this Lease Landlord shalt give written notice to Tenant of Landlord’s designation of the market rate. Within fifteen (15) days following Landlord’s notice, Tenant shall either propose its designation of the market rate by giving notice thereof to Landlord or shall accept Landlord’s designation. Failure on the part of Tenant to give such notice of its designation shall bind Tenant to Landlord’s designation. If Tenant proposes its designation of the market rate, then Landlord and Tenant shall attempt to agree upon a market rate. If the parties have been unable to reach agreement within thirty (30) days following Tenant’s designation, then the market rate may be submitted to arbitration by either party as follows: market rate shall be determined by impartial arbitrators, one to be chosen by the Landlord, one to be chosen by Tenant, and a third to be selected, if necessary, as below provided. The unanimous written decision of the two first chosen, without selection and participation of a third arbitrator, or otherwise, the written decision of a majority of three arbitrators chosen and selected as aforesaid, shall be conclusive and binding upon Landlord and Tenant. Landlord and Tenant shall each notify the other of its chosen arbitrator within ten (10) days following the call for arbitration and, unless such two arbitrators shall have reached a unanimous decision within thirty (30) days after their designation, they shall so notify the then President of the Boston Bar Association and request him to select an impartial third arbitrator, who shall be another office building owner, a real estate counselor or a broker dealing with like types of properties, to determine market rate as herein defined. Such third arbitrator and the first two chosen shall hear the parties and their evidence and render their decision within thirty (30) days following the conclusion of such hearing and notify Landlord and Tenant thereof. Landlord and Tenant shall share equally the expense of the third arbitrator (if any). If the dispute between the parties as to a market rate has not been resolved before the commencement of Tenant’s obligation to pay Fixed Rent based upon such market rate, then Tenant shall pay Fixed Rent under the Lease based upon the market rate designated by Landlord until either the agreement of the parties as to the market rate, or the decision of the arbitrators, as the case may be, at which time Tenant shall pay any underpayment of Fixed Rent to Landlord, or Landlord shall refund any overpayment of Fixed Rent to Tenant.

In any event, the Annual Fixed Rent Rate for the extended term shall not be less than the Annual Fixed Rent Rate in effect immediately prior to such extended term.

2.4	Zoning Contingency. This Lease is conditioned upon Tenant obtaining from the Town of Burlington a special permit that will allow ancillary research laboratory use by Tenant. Tenant agrees to promptly apply for and take all necessary steps to obtain such special permit from the Town of Burlington. Landlord, without obligating itself to incur any costs or expenses, shall assist and cooperate with Tenant with respect to obtaining such permit so far as Tenant reasonably requests. Tenant shall use diligence to obtain such permit on or before August 31, 2005 (the “Outside Date”). However, if Tenant, after having diligently prosecuted its application therefor, fails to obtain such special permit on or before the Outside Date and such failure is not due to the action or inaction of Tenant, then Tenant may elect to terminate the Lease by giving Landlord written notice of termination no later than three (3) business days after the Outside Date, such termination to be effective as of the date (the `Effective Termination Date”) specified by Tenant that is no more than ten (10) days after the date of Tenant’s election notice. If Tenant timely exercises its option to terminate this Lease, then (A) on or before the Effective Termination Date, Tenant shall vacate and yield up the Premises in accordance with the provisions of Section 6.1.9 hereof, and (B) notwithstanding anything to the contrary contained in this Lease, Tenant shall remove any and all leasehold improvements made by Tenant prior to the Effective Termination Date, and (C) on the Effective Termination Date, this Lease shall terminate without the need for any further documentation and the parties shall have no further accruing liability or obligation to each other. This provisions of the preceding sentence shall expressly survive the termination of this Lease.

ARTICLE 3

Condition of Premises

The Premises are leased to Tenant in broom clean, as-is condition, without any representations and warranties by Landlord as to the condition of the Premises or their suitability for Tenant’s use and occupancy, and without any obligation on the part of Landlord to construct or perform any improvements for Tenant, except that Landlord shall, at its expense resurface the remaining unfinished portion of the Premises’ floor with VCT tile. In addition, Landlord shall, at its expense, renovate the Building exterior as described in Exhibit C attached hereto.

ARTICLE 4

Rent

4.1	The Fixed Rent. Tenant covenants and agrees to pay rent to Landlord at the Original Address of Landlord or at such other place or to such other person or entity as Landlord may by notice in writing to Tenant from time to time direct, at the Annual Fixed Rent Rate, in equal installments at the Monthly Fixed Rent Rate (which is 1/12th of the Annual Fixed Rent Rate), in advance, without notice or demand, and without setoff, abatement, suspension, deferment, reduction or deduction, except as otherwise expressly provided herein, on the first day of each calendar month included in the term; and for any portion of a calendar month at beginning of the term, at the rate for the first lease year payable in advance for such portion. It is the intention of the parties hereto that the obligations of Tenant hereunder shall be separate and independent covenants and agreements, that the Annual Fixed Rent, the Additional Rent and all other sums payable by Tenant to Landlord shall continue to be payable in all events and that the obligations of Tenant hereunder shall continue unaffected, unless the requirement to pay or perform the same shall have been terminated pursuant to an express provision of this Lease.

If Landlord shall give notice to Tenant that all rent and other payments due hereunder are to be made to Landlord by electronic funds transfers, so called, or by similar means, Tenant shall make all such payments as shall be due after receipt of said notice by means of said electronic funds transfers (or such similar means as designated by Landlord).

4.2	Additional Rent. Tenant covenants and agrees to pay, as Additional Rent, insurance costs, utility charges, personal property taxes and its pro rata share of taxes and operating costs with respect to the Premises as provided in this Section 4.2 as follows:

4.2.1

Real Estate Taxes. Tenant shall pay to Landlord, as additional rent, for each tax period partially or wholly included in the term, Tenant’s Percentage of Taxes (as hereinafter defined). Tenant shall remit to Landlord, on the first day of each calendar month, estimated payments on account of Taxes, such monthly amounts to be sufficient to provide Landlord, by the time real estate tax payments are due and payable to any governmental authority responsible for collection of same, a sum equal to the Tenant’s Percentage of Taxes, as reasonably estimated by Landlord from time to time on the basis of the most recent tax data available. The initial calculation of the monthly estimated payments shall be based upon the Initial Estimate of Tenant’s Percentage of Taxes for the Tax Year and upon quarterly payments being due to the governmental authority on August 1, November 1, February 1 and May 1, and shall be made when the Commencement Date has been determined. If the total of such monthly remittances for any Tax Year is greater than the Tenant’s Percentage of Taxes for such Tax year, Landlord shall promptly pay to Tenant, or credit against the next accruing payments to be made by Tenant pursuant to this subsection 4.2.1, the difference; if the total of such remittances is less than the Tenant’s Percentage of Taxes for such Tax Year, Tenant shall pay the difference to Landlord at least ten (10) days prior to the date or dates within such Tax Year that any Taxes become due and payable to the governmental authority (but in any event no earlier than ten (10) days following a written notice to Tenant, which notice shall set forth the manner of computation of Tenant’s Percentage of Taxes).

If, after Tenant shall have made reimbursement to Landlord pursuant to this subsection 4.2.1, Landlord shall receive a refund of any portion of Taxes paid by Tenant with respect to any Tax Year during the term hereof as a result of an abatement of such Taxes by legal proceedings, settlement or otherwise (without either party having any obligation to undertake any such proceedings), Landlord shall promptly pay to Tenant, or credit against the next accruing payments to be made by Tenant pursuant to this subsection 4.2.1, the Tenant’s Percentage of the refund (less the proportional, pro rata expenses, including attorneys’ fees and appraisers’ fees, incurred in connection with obtaining any such refund), as relates to Taxes paid by Tenant to Landlord with respect to any Tax Year for which such refund is obtained.

In the event this Lease shall commence, or shall end (by reason of expiration of the term or earlier termination pursuant to the provisions hereof), on any date other than the first or last day of the Tax Year, or should the Tax Year or period of assessment of real estate taxes be changed or be more or less than one (1) year, as the case may be, then the amount of Taxes which may be payable by Tenant as provided in this subsection 4.2.1 shall be appropriately apportioned and adjusted.

The term “Taxes” shall mean all taxes, assessments, betterments and other charges and impositions (including, but not limited to, fire protection service fees and similar charges) levied, assessed or imposed at any time during the term by any governmental authority upon or against the Property, or taxes in lieu thereof, and additional types of taxes to supplement real estate taxes due to legal limits imposed thereon. If, at any time during the term of this Lease, any tax or excise on rents or other taxes, however described, are levied or assessed against Landlord with respect to the rent reserved hereunder, either wholly or partially in substitution for, or in addition to, real estate taxes assessed or levied on the Property, such tax or excise on rents shall be included in Taxes; however, Taxes shall not include franchise, estate, inheritance, succession, capital levy, transfer, income or excess profits taxes assessed on Landlord. Taxes shall include any estimated payment made by Landlord on account of a fiscal tax period for which the actual and final amount of taxes for such period has not been determined by the governmental authority as of the date of any such estimated payment.

4.2.2	Personal Property Taxes. Tenant shall pay all taxes charged, assessed or imposed upon the personal property of Tenant in or upon the Premises.

4.2.3	Operating Costs. Tenant shall pay to Landlord the Tenant’s Percentage of Operating Costs (as hereinafter defined) incurred by Landlord in any calendar year. Tenant shall remit to Landlord, on the first day of each calendar month, estimated payments on account of Operating Costs, such monthly amounts to be sufficient to provide Landlord, by the end of the calendar year, a sum equal to the Operating Costs, as reasonably estimated by Landlord from time to time. The initial monthly estimated payments shall be in an amount equal to 1/12th of the Initial Estimate of Tenant’s Percentage of Operating Costs for the Calendar Year. If, at the expiration of the year in respect of which monthly installments of Operating Costs shall have been made as aforesaid, the total of such monthly remittances is greater than the actual Operating Costs for such year, Landlord shall promptly pay to Tenant, or credit against the next accruing payments to be made by Tenant pursuant to this subsection 4.2.3, the difference; if the total of such remittances is less than the Operating Costs for such year, Tenant shall pay the difference to Landlord within twenty (20) days from the date Landlord shall furnish to Tenant an itemized statement of the Operating Costs, prepared, allocated and computed in accordance with generally accepted accounting principles. Any reimbursement for Operating Costs due and payable by Tenant with respect to periods of less than twelve (12) months shall be equitably prorated.

The term “Operating Costs” shall mean all costs and expenses incurred for the operation, cleaning, maintenance, repair and upkeep of the Property, and the portion of such costs and expenses with regard to the common areas, facilities and amenities of the Park which is equitably allocable to the Property, including, without limitation, all costs of maintaining and repairing the Property and the Park (including snow removal, landscaping and grounds maintenance, operation and maintenance of parking lots, sidewalks, walking paths, access roads and driveways, security, operation and repair of heating and air-conditioning equipment, elevators, lighting and any other Building equipment or systems) and of all repairs and replacements (other than repairs or replacements for which Landlord has received full reimbursement from contractors, other tenants of the Building or from others) necessary to keep the Property and the Park in good working order, repair, appearance and condition; all costs, including material and equipment costs, for cleaning and janitorial services to the Building (including window cleaning of the Building); all costs of any reasonable insurance carried by Landlord relating to the Property; all costs related to provision of heat (including oil, electric, steam and/or gas), air-conditioning, and water (including sewer charges) and other utilities to the Building (exclusive of reimbursement to Landlord for any of same received as a result of direct billing to any tenant of the Building); payments under all service contracts relating to the foregoing; all compensation, fringe benefits, payroll taxes and workmen’s compensation insurance premiums related thereto with respect to any employees of Landlord or its affiliates engaged in security and maintenance of the Property and the Park; reasonable attorneys’ fees and disbursements (exclusive of any such fees and disbursements incurred in tax abatement proceedings or the preparation of leases) and auditing and other professional fees and expenses; and a management fee.

There shall not be included in such Operating Costs brokerage fees or other costs associated with Landlord leasing additional property within the Park (including rental fees) related to the operation of the Building; interest and depreciation charges incurred on the Property; or expenditures made by Tenant with respect to (i) cleaning, maintenance and upkeep of the Premises, and (ii) the provision of electricity to the Premises.

lf, during the term of this Lease, Landlord shall replace any capital items or make any capital expenditures (collectively called “capital expenditures”) such cost shall be included in Operating Costs for each calendar year in which and after such capital expenditure is made the annual charge-off of such capital expenditure. (Annual charge-off shall be determined by (i) dividing the original cost of the capital expenditure by the number of years of useful life thereof [The useful life shall be reasonably determined by Landlord in accordance with generally accepted accounting principles and practices in effect at the time of acquisition of the capital item.); and (ii) adding to such quotient an interest factor computed on the unamortized balance of such capital expenditure based upon an interest rate reasonably determined by Landlord as being the interest rate then being charged for long-term mortgages by institutional lenders on like properties within the locality in which the Building is located.) Provided, further, that if Landlord reasonably concludes on the basis of engineering estimates that a particular capital expenditure will effect savings in Operating Costs and that such annual projected savings will exceed the annual charge-off of capital expenditure computed as aforesaid, then and in such events, the annual charge-off shall be determined by dividing the amount of such capital expenditure by the number of years over which the projected amount of such savings shall fully amortize the cost of such capital item or the amount of such capital expenditure; and by adding the interest factor, as aforesaid.

If during any portion of any year for which Operating Costs are being computed, the Building was not fully occupied by tenants or if not all of such tenants were paying fixed rent or if Landlord was not supplying all tenants with the services, amenities or benefits being supplied hereunder, actual Operating Costs incurred shall be reasonably extrapolated by Landlord to the estimated Operating Costs that would have been incurred if the Building were fully occupied by tenants and all such tenants were then paying fixed rent or if such services were being supplied to all tenants, and such extrapolated amount shall, for the purposes of this Section 4.23, be deemed to be the Operating Costs for such year.

4.2.4	Insurance. Tenant shall, at its expense, as Additional Rent, take out and maintain throughout the term the following insurance protecting Landlord:

4.2.4.1	Commercial general liability insurance naming Landlord, Tenant, and Landlord’s managing agent and any mortgagee of which Tenant has been given notice as insureds or additional insureds and indemnifying the parties so named against all claims and demands for death or any injury to person or damage to property which may be claimed to have occurred on the Premises (or the Property, insofar as used by customers, employees, servants or invitees of the Tenant), in amounts which shall, at the beginning of the term, be at least equal to the limits set forth in Section 1.1, and, which, from time to time during the term, shall be for such higher limits, if any, as are customarily carried in the area in which the Premises are located on property similar to the Premises and used for similar purposes; and workmen’s compensation insurance with statutory limits covering all of Tenant’s employees working on the Premises.

4.2.4.2	Fire insurance with the usual extended coverage endorsements covering all Tenant’s furniture, furnishings, fixtures and equipment.

4.2.4.3	All such policies shall be obtained from responsible companies qualified to do business and in good standing in Massachusetts, which companies and the amount of insurance allocated thereto shall be subject to Landlord’s approval. Tenant agrees to furnish Landlord with certificates evidencing all such insurance prior to the beginning of the term hereof and evidencing renewal thereof at least thirty (30) days prior to the expiration of any such policy. Each such policy shall be non-cancelable with respect to the interest of Landlord without at least ten (10) days’ prior written notice thereto. In the event provision for any such insurance is to be by a blanket insurance policy, the policy shall allocate a specific and sufficient amount of coverage to the Premises.

4.2.4.4	All insurance which is carried by either party with respect to the Building, Premises or to furniture, furnishings, fixtures, or equipment therein or alterations or improvements thereto, whether or not required, shall include provisions which either designate the other party as one of the insured or deny to the insurer acquisition by subrogation of rights of recovery against the other party to the extent such rights have been waived by the insured party prior to occurrence of loss or injury, insofar as, and to the extent that, such provisions may be effective without making it impossible to obtain insurance coverage from responsible companies qualified to do business in the state in which the Premises are located (even though extra premium may result therefrom). In the event that extra premium is payable by either party as a result of this provision, the other party shall reimburse the party paying such premium the amount of such extra premium. If at the request of one party, this non-subrogation provision is waived, then the obligation of reimbursement shall cease for such period of time as such waiver shall be effective, but nothing contained in this subsection shall derogate from or otherwise affect releases elsewhere herein contained of either party for claims. Each party shall be entitled to have certificates of any policies containing such provisions. Each party hereby waives all rights of recovery against the other for loss or injury against which the waiving party is protected by insurance containing said provisions, reserving, however, any rights with respect to any excess of loss or injury over the amount recovered by such insurance. Tenant shall not acquire as insured under any insurance carried on the Premises any right to participate in the adjustment of loss or to receive insurance proceeds and agrees upon request promptly to endorse and deliver to Landlord any checks or other instruments in payment of loss in which Tenant is named as payee.

4.2.5	Utilities. Tenant shall pay directly to the appropriate public authority or utility for the cost of gas and electricity furnished or consumed on the Premises and separately metered, all charges for any utilities supplied by Landlord pursuant to Subsection 5.1.3 which are separately metered, and all charges for telephone and other utilities or services not supplied by Landlord pursuant to Subsections 5.1.1 and 5.1.3, whether designated as a charge, tax, assessment, fee or otherwise, all such charges to be paid as the same from time to time become due. Except as otherwise provided in Article 5, it is understood and agreed that Tenant shall make its own arrangements for the installation or provision of all such utilities and that Landlord shall be under no obligation to furnish any utilities to the Premises and shall not be liable for any interruption or failure in the supply of any such utilities to the Premises.

4.3	Late Payment of Rent. If any installment of rent is paid after the date the same was due, and if on a prior occasion in the twelve (12) month period prior to the date such installment was due an installment of rent was paid after the same was due, then Tenant shall pay Landlord a late payment fee equal to five (5%) percent of the overdue payment.

4.4	Letter of Credit. The performance of Tenant’s obligations under this Lease shall be secured by a letter of credit throughout the term hereof in accordance with and subject to the following terms and conditions:

4.4.1	Amount of Letter of Credit. Concurrently with Tenant’s execution and delivery of this Lease, Tenant shall deliver to Landlord an irrevocable standby letter of credit (the “Original Letter of Credit”) which shall be (i) in the form of Exhibit E attached to this Lease (the “Form LC”), (ii) issued by a bank reasonably satisfactory to Landlord upon which presentment may be made in Boston, Massachusetts, (iii) in the amount equal to the Letter of Credit Amount, and (iv) for a term of at least 1 year, subject to the provisions of Section 4.4.2 below. The Original Letter of Credit, any Additional Letters(s) of Credit and Substitute Letter(s) of Credit are referred to herein as the “Letter of Credit.”

4.4.2	Renewal of Letter of Credit. Each Letter of Credit shall be automatically renewable in accordance with the second to last paragraph of the Form LC; provided however, that Tenant shall be required to deliver to Landlord a new letter of credit (a “Substitute Letter of Credit”) satisfying the requirements for the Original Letter of Credit under Section 4.4.1 on or before the date 30 days prior to the expiration of the term of the Letter of Credit then in effect, if the issuer of such Letter of Credit gives notice of its election not to renew such Letter of Credit for any additional period pursuant thereto. Should any Letter of Credit contain a final expiration date, in addition to a current expiration date, such final expiration date shall be no earlier than 45 days following the Expiration Date of this Lease.

4.4.3	Draws to Cure Defaults. If the Fixed Rent, Additional Rent or any other sum payable to Landlord hereunder shall be overdue and unpaid or should Landlord make payments on behalf of the Tenant, or Tenant shall fail to perform any of the terms of this Lease in all cases beyond the expiration of all applicable notice and cure periods, then Landlord shall have the right, at any time thereafter to draw down from the Letter of Credit the amount necessary to cure such default. In the event of any such draw by the Landlord, Tenant shall, within 30 days of written demand therefor, deliver to Landlord an additional Letter of Credit (“Additional Letter of Credit”) satisfying the requirements for the Original Letter of Credit, except that the amount of such Additional Letter of Credit shall be the amount of such draw.

4.4.4	Draws to Pay Damages. In addition, if (i) this Lease shall have been terminated as a result of Tenant’s default under this Lease beyond the expiration of the applicable cure period, and/or (ii) this Lease shall have been rejected in a bankruptcy or other creditor-debtor proceeding, then Landlord shall have the right at any time thereafter to draw down from the Letter of Credit an amount sufficient to pay any and all damages payable by Tenant on account of such termination or rejection, as the case may be, pursuant to Article 8 hereof. In the event of bankruptcy or other creditor-debtor proceeding against Tenant, all proceeds of the Letter of Credit shall be deemed to be applied first to the payment of rent and other charges due Landlord for all periods prior to the filing of such proceedings.

4.4.5	Draws for Failure to Deliver Substitute Letter of Credit. If Tenant fails timely to deliver to Landlord a Substitute Letter of Credit, then Landlord shall have the right, at any time thereafter, without giving any notice to Tenant, to draw down the Letter of Credit and to hold the proceeds thereof (“Security Proceeds”) in a bank account in the name of Landlord, which may be withdrawn and applied by Landlord under the same circumstances and for the same purposes as if the Security Proceeds were a Letter of Credit. Upon any such application of Security Proceeds by Landlord, Tenant shall, within 30 days of written demand therefor, deliver to Landlord an Additional Letter of Credit in the amount of Security Proceeds so applied.

4.4.6	Transferability. Landlord shall be entitled to transfer its beneficial interest under the Letter of Credit or any Security Proceeds in connection with (i) Landlord’s sale or transfer of the Building, or (ii) the addition, deletion or modification of any beneficiaries under the Letter of Credit, and the Letter of Credit shall specifically state on its face that it is transferable by Landlord, its successors and assigns. Tenant agrees to pay Landlord upon demand, as Additional Rent, all costs and fees charged to effect such transfer.

4.4.7	Return of Letter of Credit at End of Term. Within 45 days after the expiration or earlier termination of the term, to the extent Landlord has not previously drawn upon any Letter of Credit or Security Proceeds held by Landlord, Landlord shall return the same to Tenant provided that there is not at such time any continuing default of any of Tenant’s obligations under this Lease.

ARTICLE 5

Landlord’s Covenants

5.1	Affirmative Covenants. Landlord covenants with Tenant:

5.1.1	Heat and Air-Conditioning. To furnish to the Premises, separately metered for gas and at the direct expense of Tenant as hereinabove provided, heat and air-conditioning (reserving the right, at any time, to change energy or heat sources) sufficient to maintain the Premises at comfortable temperatures (subject to all federal, state, and local regulations relating to the provision of heat), during such hours of the day and days of the year that the Building is normally open.

5.1.2	Electricity. To furnish to the Premises, separately metered and at the direct expense of Tenant as hereinabove provided, reasonable electricity for Tenant’s Permitted Uses. If Tenant shall require electricity in excess of reasonable quantities for Tenant’s Permitted Uses and if (i) in Landlord’s reasonable judgment, Landlord’s facilities are inadequate for such excess requirements, or (ii) such excess use shall result in an additional burden on the Building utilities systems and additional cost to Landlord on account thereof, as the case may be, (a) Tenant shall, upon demand, reimburse Landlord for such additional cost, as aforesaid, or (b) Landlord, upon written request, and at the sole cost and expense of Tenant, will furnish and install such additional wire, conduits, feeders, switchboards and appurtenances as reasonably may be required to supply such additional requirements of Tenant (if electricity therefor is then available to Landlord), provided that the same shall be permitted by applicable laws and insurance regulations and shall not cause permanent damage or injury to the Building or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations or repairs.

5.1.3	Water. To furnish water for ordinary cleaning, lavatory and toilet facilities.

5.1.4	Elevator; Fire Alarm. To furnish elevator service (if any) from the lobby to the Premises; and to maintain fire alarm systems within the Building.

5.1.5	Repairs. Except as otherwise expressly provided herein, to make such repairs and replacements to the roof, exterior walls, floor slabs and other structural components of the Building, and to the common areas, facilities and plumbing, electrical, heating, ventilating and air-conditioning systems of the Building as may be necessary to keep them in good repair and condition (exclusive of equipment installed by Tenant and except for those repairs required to be made by Tenant pursuant to Section 6.1.3 hereof and, subject to the provisions of Section 4.2.4.4 hereof, repairs or replacements occasioned by any act or negligence of Tenant, its servants, agents, customers, contractors, employees, invitees, or licensees).

5.2

Interruption. Landlord shall be under no responsibility or liability for failure or interruption of any of the above-described services, repairs or replacements caused by breakage, accident, strikes, repairs, inability to obtain supplies, labor or materials, or for any other causes beyond the control of the Landlord, and in no event for any indirect or consequential damages to Tenant; and failure or omission on the part of the Landlord to furnish any of same for any of the reasons set forth in this paragraph shall not be construed as an eviction of Tenant, actual or constructive, nor entitle Tenant to an abatement of rent, nor render the Landlord liable in damages, nor release Tenant from prompt fulfillment of any of its covenants under this Lease. However, in each instance of interruption or failure, Landlord shall use diligence to eliminate the cause thereof. Notwithstanding anything to contrary contained in this paragraph, if Landlord fails to provide any service, repair or maintenance that it is required to provide under this Lease so that Tenant cannot reasonably continue to operate its business in the Premises or any portion thereof and such failure continues for five (5) consecutive business days after written notice thereof from Tenant to Landlord, then, provided that such failure or Landlord’s inability to cure such condition is not due to a cause beyond Landlord’s reasonable control generally affecting other buildings in the vicinity of the Premises (such as a neighborhood power outage) or a fire or other casualty or taking (which shall be governed by Article 7 below) or the fault or negligence of Tenant or any of its agents, employees or contractors, the Fixed Rent and Additional Rent shall be equitably abated based upon the impact thereof on Tenant’s ability to conduct business in the Premises until such service(s) is completely restored.

5.4	Outside Services. In the event Tenant wishes to provide outside services for the Premises over and above those services to be provided by Landlord as set forth herein, Tenant shall first obtain the prior written approval of Landlord, which shall not be unreasonably withheld, conditioned or delayed, for the installation and/or utilization of such services (“Outside services” shall include, but shall not be limited to, cleaning services, television, so-called “canned music” services, security services, catering services and the like.) In the event Landlord approves the installation and/or utilization of such services, such installation and utilization shall be at Tenant’s sole cost, risk and expense.

5.5	Access. Tenant shall have access to the Premises 24 hours per day, 7 days per week, 365 days per year.

5.6	Landlord’s Insurance. To take out and maintain throughout the term, (i) All Risk Property insurance with the usual extended coverage endorsements covering the Building, and all improvements located within the Building, excluding those installed by or on behalf of Tenant, in an amount equal to at least 100% of the replacement cost of the Building, and improvements, as reasonably estimated by Landlord; and (ii) comprehensive general liability insurance in commercially reasonable amounts as determined by Landlord.

ARTICLE 6

Tenant’s Additional Covenants

6.1	Affirmative Covenants. Tenant covenants at all times during the term and for such further time (prior or subsequent thereto) as Tenant occupies the Premises or any part thereof:

6.1.1	Perform Obligations. To perform promptly all of the obligations of Tenant set forth in this Lease; and to pay when due the Fixed Rent and Additional Rent and all charges, rates and other sums which by the terms of this Lease are to be paid by Tenant.

6.1.2	Use. To use the Premises only for the Permitted Uses, and from time to time to procure all licenses and permits necessary therefor, at Tenant’s sole expense. With respect to any licenses or permits for which Tenant may apply, pursuant to this subsection 6.1.2 or any other provision hereof, Tenant shall furnish Landlord copies of applications therefor on or before their submission to the governmental authority.

6.1.3	Repair and Maintenance. To maintain the Premises in neat order and condition and to perform all routine and ordinary repairs to the Premises and to any plumbing, heating, electrical, ventilating and air-conditioning systems located within the Premises and installed by Tenant such as are necessary to keep them in good working order, appearance and condition, as the case may require, reasonable use and wear thereof and damage by fire or by unavoidable casualty only excepted; to keep all glass in windows and doors of the Premises (except glass in the exterior walls of the Building) whole and in good condition with glass of the same quality as that injured or broken; and, without diminishing the effect of the waiver of subrogation contained in Subsection 4.2.4.4, to make as and when needed as a result of misuse by, or neglect or improper conduct of Tenant or Tenant’s servants, employees, agents, invitees or licensees or otherwise, all repairs necessary, which repairs and replacements shall be in quality and class equal to the original work. In addition, Tenant shall be responsible for providing cleaning and janitorial services to the Premises, at its expense, and shall contract for trash removal on a regular basis, at its expense, it being understood that Landlord shall have no obligation to provide cleaning or trash removal. (Landlord, upon default of Tenant hereunder and upon prior notice to Tenant, may elect, at the expense of Tenant, to perform all such cleaning and maintenance and to make any such repairs or to repair any damage or injury to the Building or the Premises caused by moving property of Tenant in or out of the Building, or by installation or removal of furniture or other property, or by misuse by, or neglect, or improper conduct of, Tenant or Tenant’s servants, employees, agents, contractors, customers, patrons, invitees, or licensees.)

6.1.4	Compliance with Law. To make all repairs, alterations, additions or replacements to the Premises required by any law or ordinance or any future order or regulation of any public authority; to keep the Premises equipped with all safety appliances so required; and to comply with the orders and regulations of all governmental authorities with respect to zoning, building, fire, health and other codes, regulations, ordinances or laws applicable to the Premises, except that Tenant may defer compliance so long as the validity of any such law, ordinance, order or regulations shall be contested by Tenant in good faith and by appropriate legal proceedings, if Tenant first gives Landlord appropriate assurance or security against any loss, cost or expense on account thereof.

6.1.5	Indemnification. To save harmless, exonerate and indemnify Landlord, its agents (including, without limitation, Landlord’s managing agent) and employees (such agents and employees being referred to collectively as the “Landlord Related Parties”) from and against any and all claims, liabilities or penalties asserted by or on behalf of any person, firm, corporation or public authority on account of injury, death, damage or loss to person or property in or upon the Premises and the Property arising out of the use or occupancy of the Premises by Tenant or by any person claiming by, through or under Tenant (including, without limitation, all patrons, employees and customers of Tenant), or arising out of any delivery to or service supplied to the Premises, or on account of or based upon anything whatsoever done on the Premises, except if the same was caused by the willful negligence, fault or misconduct of Landlord or the Landlord Related Parties. In respect of all of the foregoing, Tenant shall indemnify Landlord and the Landlord Related Parties from and against all costs, expenses (including reasonable attorneys’ fees), and liabilities incurred in or in connection with any such claim, action or proceeding brought thereon; and, in case of any action or proceeding brought against Landlord or the Landlord Related Parties by reason of any such claim, Tenant, upon notice from Landlord and at Tenant’s expense, shall resist or defend such action or proceeding and employ counsel therefor reasonably satisfactory to Landlord.

6.1.6	Landlord’s Right to Enter. Following reasonable prior notice (except in emergencies), to permit Landlord and its agents to enter into and examine the Premises at reasonable times and to show the Premises, provided, however, that with respect to prospective tenants Landlord shall be permitted to show the Premises only during the last nine (9) months of the term, and to make repairs to the Premises, and, during the last six (6) months prior to the expiration of this Lease, to keep affixed in suitable places notices of availability of the Premises.

6.1.7	Personal Property at Tenant’s Risk. All of the furnishings, fixtures, equipment, effects and property of every kind, nature and description of Tenant and of all persons claiming by, through or under Tenant which, during the continuance of this Lease or any occupancy of the Premises by Tenant or anyone claiming under Tenant, may be on the Premises, shall be at the sole risk and hazard of Tenant and if the whole or any part thereof shall be destroyed or damaged by fire, water or otherwise, or by the leakage or bursting of water pipes, steam pipes, or other pipes, by theft or from any other cause, no part of said loss or damage is to be charged to or to be borne by Landlord, except that Landlord shall in no event be indemnified or held harmless or exonerated from any liability to Tenant or to any other person, for any injury, loss, damage or liability to the extent prohibited by law.

6.1.8	Payment of Landlord’s Cost of Enforcement. To pay on demand Landlord’s expenses, including reasonable attorneys’ fees, incurred in enforcing any obligation of Tenant under this Lease or in curing any default by Tenant under this Lease as provided in Section 8.4.

6.1.9	Yield Up. At the expiration of the term or earlier termination of this Lease: to surrender all keys to the Premises; to remove all of its trade fixtures and personal property in the Premises; to deliver to Landlord stamped architectural plans showing the Premises at yield up (which may be the initial plans if Tenant has made no installations after the Commencement Date); to remove such installations made by it as Landlord may request (including computer and telecommunications wiring and cabling, it being understood that if Tenant leaves such wiring and cabling in a useable condition, Landlord, although having the right to request removal thereof, is less likely to so request) and all Tenant’s signs wherever located; to repair all damage caused by such removal and, with regard to any portion of the Premises which was in an open-office configuration as of the Commencement Date, to restore the Premises to an open-office configuration if requested by Landlord and to yield up the Premises (including all installations and improvements made by Tenant except for trade fixtures and such of said installations or improvements as Landlord shall request Tenant to remove), broom-clean and in the same good order and repair in which Tenant is obliged to keep and maintain the Premises by the provisions of this Lease. Tenant, at the time of making any installation, may request in writing Landlord’s written permission to leave such installation in the Premises at the expiration or earlier termination of this Lease. Landlord shall, after receipt of Tenant’s request, notify Tenant in writing as to whether such installation may or may not remain in the Premises at the expiration or earlier termination of this Lease. If Landlord so notifies Tenant that such installation may remain in the Premises at the expiration or earlier termination of this Lease, Landlord shall thereafter not be permitted to request or require that such installation be removed at the expiration or earlier termination of the Lease. Any property not so removed shall be deemed abandoned and, if Landlord so elects, deemed to be Landlord’s property, and may be retained or removed and disposed of by Landlord in such manner as Landlord shall determine and Tenant shall pay Landlord the entire cost and expense incurred by it in effecting such removal and disposition and in making any incidental repairs and replacements to the Premises and for use and occupancy during the period after the expiration of the term and prior to its performance of its obligations under this subsection 6.1.9. Tenant shall further indemnify Landlord against all loss, cost and damage resulting from Tenant’s failure and delay in surrendering the Premises as above provided.

If the Tenant remains in the Premises beyond the expiration or earlier termination of this Lease, such holding over shall be without right and shall not be deemed to create any tenancy, but the Tenant shall be a tenant at sufferance only at a daily rate of rent equal to two (2) times the rent and other charges in effect under this Lease as of the day prior to the date of expiration of this Lease.

6.1.10	Rules and Regulations. To comply with the Rules and Regulations set forth in Exhibit E, and with all reasonable Rules and Regulations of general applicability to all tenants of the Building hereafter made by Landlord, of which Tenant has been given notice; Landlord shall not be liable to Tenant for the failure of other tenants of the Building to conform to such Rules and Regulations. In the event of a conflict between the Rules and Regulations and the provisions of this Lease, the provisions of this Lease shall govern.

6.1.11	Estoppel Certificate. Upon not less than ten (10) days’ prior written request by Landlord, to execute, acknowledge and deliver to Landlord a statement in writing, which may be in the form attached hereto as Exhibit F or in another form reasonably similar thereto, or such other form as Landlord may provide from time to time, certifying all or any of the following: (i) that this Lease is unmodified (or if modified, to what extent) and in full force and effect, (ii) whether the term has commenced and Fixed Rent and Additional Rent have become payable hereunder and, if so, the dates to which they have been paid, (iii) whether or not Landlord is in default in performance of any of the terms of this Lease, (iv) whether Tenant has accepted possession of the Premises, (v) whether Tenant has made any claim against Landlord under this Lease and, if so, the nature thereof and the dollar amount, if any, of such claim, (vi) whether there exist any offsets or defenses against enforcement of any of the terms of this Lease upon the part of Tenant to be performed, and (vii) such further information with respect to the Lease or the Premises as Landlord may reasonably request. Any such statement delivered pursuant to this subsection 6.1.11 may be relied upon by any prospective purchaser or mortgagee of the Premises, or any prospective assignee of such mortgage. Tenant shall also deliver to Landlord such financial information as may be reasonably required by Landlord to be provided to any mortgagee or prospective purchaser of the Premises.

6.1.12	Landlord’s Expenses Re Consents. To reimburse Landlord promptly on demand for all reasonable legal expenses incurred by Landlord in connection with all requests by Tenant for consent or approval hereunder.

6.2	Negative Covenants. Tenant covenants at all times during the term and such further time (prior or subsequent thereto) as Tenant occupies the Premises or any part thereof:

6.2.1	Assignment and Subletting. Not to assign, transfer, mortgage or pledge this Lease or to sublease (which term shall be deemed to include the granting of concessions and licenses and the like) all or any part of the Premises or suffer or permit this Lease or the leasehold estate hereby created or any other rights arising under this Lease to be assigned, transferred or encumbered, in whole or in part, whether voluntarily, involuntarily or by operation of law, or permit the occupancy of the Premises by anyone other than Tenant without the prior written consent of Landlord. In the event Tenant desires to assign this Lease or sublet any portion or all of the Premises, Tenant shall notify Landlord in writing of Tenant’s intent to so assign this Lease or sublet the Premises and the proposed effective date of such subletting or assignment, and shall request in such notification that Landlord consent thereto. Within fifteen (15) days of Tenant’s request to assign or sublet, Landlord may terminate this Lease in the case of a proposed assignment, or suspend this Lease pro Canto for the period and with respect to the space involved in the case of a proposed subletting, by giving written notice of termination or suspension to Tenant, with such termination or suspension to be effective as of the effective date of such assignment or subletting. If Landlord does not so terminate or suspend, Landlord’s consent shall not be unreasonably withheld, conditioned or delayed to an assignment or to a subletting, provided that the following conditions are met:

(i)	the assignee or subtenant shall use the Premises only for the Permitted Uses;

(ii)	with respect to a subletting, that after such subletting the initial Tenant named herein occupies at least fifty (50%) percent of the Rentable Floor Area of the Premises;

(iii)	the proposed assignee or subtenant has a net worth and creditworthiness reasonably acceptable to Landlord;

(iv)	the amount of the aggregate rent to be paid by the proposed subtenant is not less than the then current sublease market rate for the Premises; and

(v)	the proposed assignee or subtenant is not then a tenant in the Building or the Park, or an entity with which Landlord is dealing or has dealt within the preceding six months regarding the possibility of leasing space in the Building or the Park, unless Landlord is unable to satisfy such proposed assignee or subtenant’s needs based on the current availability in the Park.

Tenant shall furnish Landlord with any information reasonably requested by Landlord to enable Landlord to determine whether the proposed assignment or subletting complies with the foregoing requirements, including without limitation, financial statements relating to the proposed assignee or subtenant. With respect to any assignment or subletting during the original term of this Lease, such assignment shall not include the right granted to Tenant under Section 2.3 hereinabove to extend the term, and such sublease shall be for a term expiring no later than the Expiration Date.

Tenant shall, as Additional Rent, reimburse Landlord promptly for Landlord’s reasonable legal expenses incurred in connection with any request by Tenant for such consent. If Landlord consents thereto, no such subletting or assignment shall in any way impair the continuing primary liability of Tenant hereunder, and no consent to any subletting or assignment in a particular instance shall be deemed to be a waiver of the obligation to obtain the Landlord’s written approval in the case of any other subletting or assignment.

If for any assignment or sublease consented to by Landlord hereunder Tenant receives rent or other consideration, either initially or over the term of the assignment or sublease, in excess of the rent called for hereunder, or in case of sublease of part, in excess of such rent fairly allocable to the part, after appropriate adjustments to assure that all other payments called for hereunder are appropriately taken into account and after deduction for reasonable marketing expenses of Tenant in connection with the assignment or sublease (including brokerage fees, legal fees, and all commercially reasonable rental concessions, which shall be amortized over the term of the sublease), to pay to Landlord as additional rent fifty (50%) percent of the excess of each such payment of rent or other consideration received by Tenant promptly after its receipt.

Whenever Tenant lists with a broker or brokers or otherwise advertises, holds out or markets the Premises or any part thereof for sublease or assignment, Tenant shall give Nordblom Company, as brokers, a non-exclusive listing with respect to such sublease or assignment, provided, however, Tenant shall not be required to pay brokerage fees to Nordblom Company in the event Tenant has engaged its own representative to market the Premises, unless Nordblom Company was the procuring broker for such replacement tenant.

If at any time during the term of this Lease, there is a name change, reformation or reorganization of the Tenant entity, Tenant shall so notify Landlord and deliver evidence reasonably satisfactory to Landlord documenting such name change, reformation or reorganization. If, at any time during the term of this Lease, there is a transfer of a controlling interest in the stock, membership or general partnership interests of Tenant, Tenant shall so notify Landlord and (whether or not Tenant so notifies Landlord) Landlord may terminate this Lease by notice to Tenant given within ninety (90) days thereafter.

Any other provision of this Section 6.2.1 notwithstanding, Tenant shall have the right, without Landlord’s prior written consent and without any right of Landlord to terminate or suspend this Lease, to assign this Lease of sublease all or a portion of the Premises to any of the following entities: (A) an entity into or with which Tenant is merged or consolidated or to which all or substantially all of Tenant’s stock or assets are transferred, provided that in any of such events (i) the successor to Tenant has a net worth computed in accordance with generally accepted accounting principles at least equal to the net worth of Tenant immediately prior to such merger, consolidation or transfer, (ii) proof reasonably satisfactory to Landlord of such net worth shall have been delivered to Landlord at least ten (10) days prior to the effective date of any such transaction, and (iii) the assignee agrees directly with Landlord, by written instrument in form satisfactory to Landlord, to assume and perform all the obligations of Tenant under this Lease; or (B) an entity which is either a parent of Tenant, controlled by Tenant or under common control with Tenant; provided, that, in any event Tenant remains primarily liable under this Lease (“control” for the purposes hereof meaning ownership of 50% or more of all financial interest and 50% percent or more of the voting interest).

6.2.2	Nuisance. Not to injure, deface or otherwise harm the Premises; nor commit any nuisance; nor permit in the Premises any vending machine (except such as is used for the sale of merchandise to employees of Tenant) or inflammable fluids or chemicals (except such as are customarily used in connection with standard office equipment); nor permit any cooking to such extent as requires special exhaust venting; nor permit the emission of any objectionable noise or odor; nor make, allow or suffer any waste; nor make any use of the Premises which is improper, offensive or contrary to any law or ordinance or which will invalidate any of Landlord’s insurance; nor conduct any auction, fire, “going out of business” or bankruptcy sales.

6.2.3	Hazardous Wastes and Materials. Not to dispose of any hazardous wastes, hazardous materials or oil on the Premises or the Property, or into any of the plumbing, sewage, or drainage systems thereon, and to indemnify and save Landlord harmless from all claims, liability, loss or damage arising on account of the use or disposal of hazardous wastes, hazardous materials or oil, including, without limitation, liability under any federal, state, or local laws, requirements and regulations, or damage to any of the aforesaid systems. Tenant shall comply with all governmental reporting requirements with respect to hazardous wastes, hazardous materials and oil, and shall deliver to Landlord copies of all reports filed with governmental authorities.

6.2.4

Floor Load; Heavy Equipment. Not to place a load upon any floor of the Premises exceeding the floor load per square foot area which such floor was designed to carry and which is allowed by law. Landlord reserves the right to prescribe the weight and position of all heavy business machines and equipment, including safes, which shall be placed so as to distribute the weight.

Business machines and mechanical equipment which cause vibration or noise shall be placed and maintained by Tenant at Tenant’s expense in settings sufficient to absorb and prevent vibration, noise and annoyance. Tenant shall not move any safe, heavy machinery, heavy equipment, freight or fixtures into or out of the Premises except in such manner and at such time as Landlord shall in each instance authorize.

6.2.5	Installation, Alterations or Additions. With the exception of strictly cosmetic or decorative changes, not to make any installations, alterations or additions in, to or on the Premises nor to permit the making of any holes in the walls, partitions, ceilings or floors nor the installation or modification of any locks or security devices without on each occasion obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed, and then only pursuant to plans and specifications approved by Landlord in advance in each instance; Tenant shall pay promptly when due the entire cost of any work to the Premises undertaken by Tenant so that the Premises shall at all times be free of liens for labor and materials, and at Landlord’s request Tenant shall furnish to Landlord a bond or other security acceptable to Landlord assuring that any work commenced by Tenant will be completed in accordance with the plans and specifications theretofore approved by Landlord and assuring that the Premises will remain free of any mechanics’ lien or other encumbrance arising out of such work. In any event, Tenant shall forthwith bond against or discharge any mechanics’ liens or other encumbrances that may arise out of such work. Tenant shall procure all necessary licenses and permits at Tenant’s sole expense before undertaking such work. All such work shall be done in a good and workmanlike manner employing materials of good quality and so as to conform with all applicable zoning, building, fire, health and other codes, regulations, ordinances and laws. Tenant shall save Landlord harmless and indemnified from all injury, loss, claims or damage to any person or property occasioned by or growing out of such work.

Not to grant a security interest in, or to lease, any personal property being installed in the Premises (including, without limitation, demountable partitions) without first obtaining an agreement, for the benefit of Landlord, from the secured party or lessor that such property will be removed within ten (10) business days after notice from Landlord of the expiration or earlier termination of this Lease and that a failure to so remove will subject such property to the provisions of subsection 6.1.9 of the Lease.

6.2.6	Abandonment. Not to abandon the Premises during the term.

6.2.7	Signs. Not without Landlord’s prior written approval to paint or place any signs or place any curtains, blinds, shades, awnings, aerials, or the like, visible from outside the Premises. Tenant shall be permitted to install its identification sign on the Building exterior in a location approved by Landlord. Such sign shall conform to the sign policy for the Park and shall comply with all applicable local regulations and codes. Tenant shall be solely responsible, at its expense, for installing and maintaining such sign, and for removing it at the end of the term.

6.2.8	Parking and Storage. Not to permit any storage of materials outside of the Premises; nor to permit the use of the parking areas for either temporary or permanent storage of trucks; nor permit the use of the Premises for any use for which heavy trucking would be customary.

ARTICLE 7

Casualty or Taking

7.1	Termination. In the event that the Premises or the Building, or any material part thereof, shall be taken by any public authority or for any public use, or shall be destroyed or damaged by fire or casualty, or by the action of any public authority, then this Lease may be terminated at the election of Landlord. Such election, which may be made notwithstanding the fact that Landlord’s entire interest may have been divested, shall be made by the giving of notice by Landlord to Tenant within sixty (60) days after the date of the taking or casualty.

7.2	Restoration. If Landlord does not elect to so terminate, this Lease shall continue in force and a just proportion of the rent reserved, according to the nature and extent of the damages sustained by the Premises, shall be suspended or abated until the Premises, or what may remain thereof, shall be put by Landlord in proper condition for use, which Landlord covenants to do with reasonable diligence to the extent permitted by the net proceeds of insurance recovered or damages awarded for such taking, destruction or damage and subject to zoning and building laws or ordinances then in existence. “Net proceeds of insurance recovered or damages awarded” refers to the gross amount of such insurance or damages less the reasonable expenses of Landlord incurred in connection with the collection of the same, including without limitation, fees and expenses for legal and appraisal services.

7.3	Award. Irrespective of the form in which recovery may be had by law, all rights to damages or compensation shall belong to Landlord in all cases. Tenant hereby grants to Landlord all of Tenant’s rights to such damages and covenants to deliver such further assignments thereof as Landlord may from time to time request.

ARTICLE 8

Defaults

8.1	Events of Default. (a) If Tenant shall default in the performance of any of its obligations to pay the Fixed Rent, Additional Rent or any other sum due Landlord hereunder and if such default shall continue for ten (10) days after written notice from Landlord designating such default or if within thirty (30) days after written notice from Landlord to Tenant specifying any other default or defaults Tenant has not commenced diligently to correct the default or defaults so specified or has not thereafter diligently pursued such correction to completion, or (b) if any assignment shall be made by Tenant or any guarantor of Tenant for the benefit of creditors, or (c) if Tenant’s leasehold interest shall be taken on execution, or (d) if a lien or other involuntary encumbrance is filed against Tenant’s leasehold interest or Tenant’s other property, including said leasehold interest, and is not discharged within ten (10) days thereafter, or (e) if a petition is filed by Tenant or any guarantor of Tenant for liquidation, or for reorganization or an arrangement under any provision of any bankruptcy law or code as then in force and effect, or (f) if an involuntary petition under any of the provisions of any bankruptcy law or code is filed against Tenant or any guarantor of Tenant and such involuntary petition is not dismissed within thirty (30) days thereafter, then, and in any of such cases, Landlord and the agents and servants of Landlord lawfully may, in addition to and not in derogation of any remedies for any preceding breach of covenant, immediately or at any time thereafter without demand or notice and with or without process of law (forcibly, if necessary) enter into and upon the Premises or any part thereof in the name of the whole or mail a notice of termination addressed to Tenant, and repossess the same as of landlord’s former estate and expel Tenant and those claiming through or under Tenant and remove its and their effects (forcibly, if necessary) without being deemed guilty of any manner of trespass and without prejudice to any remedies which might otherwise be used for arrears of rent or prior breach of covenants, and upon such entry or mailing as aforesaid this Lease shall terminate, Tenant hereby waiving all statutory rights to the Premises (including without limitation rights of redemption, if any, to the extent such rights may be lawfully waived) and Landlord, without notice to Tenant, may store Tenant’s effects, and those of any person claiming through or under Tenant, at the expense and risk of Tenant, and, if Landlord so elects, may sell such effects at public auction or private sale and apply the net proceeds to the payment of all sums due to Landlord from Tenant, if any, and pay over the balance, if any, to Tenant.

8.2	Remedies. In the event that this Lease is terminated under any of the provisions contained in Section 8.1 or shall be otherwise terminated for breach of any obligation of Tenant, Tenant covenants to pay forthwith to Landlord, as compensation, the excess of the total rent reserved for the residue of the term over the rental value of the Premises for said residue of the term. In calculating the rent reserved there shall be included, in addition to the Fixed Rent and Additional Rent, the value of all other considerations agreed to be paid or performed by Tenant for said residue. Tenant further covenants as additional and cumulative obligations after any such termination, to pay punctually to Landlord all the sums and to perform all the obligations which Tenant covenants in this Lease to pay and to perform in the same manner and to the same extent and at the same time as if this Lease had not been terminated. In calculating the amounts to be paid by Tenant pursuant to the next preceding sentence Tenant shall be credited with any amount paid to Landlord as compensation as in this Section 8.2 provided and also with the net proceeds of any rent obtained by Landlord by reletting the Premises, after deducting all Landlord’s expense in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, fees for legal services and expenses of preparing the Premises for such reletting, it being agreed by Tenant that Landlord may (i) relet the Premises or any part or parts thereof, for a term or terms which may at Landlord’s option be equal to or less than or exceed the period which would otherwise have constituted the balance of the term and may grant such concessions and free rent as Landlord in its sole judgment considers advisable or necessary to relet the same and (ii) make such alterations, repairs and decorations in the Premises as Landlord in its sole judgment considers advisable or necessary to relet the same, and no action of Landlord in accordance with the foregoing or failure to relet or to collect rent under reletting shall operate or be construed to release or reduce Tenant’s liability as aforesaid.

In lieu of any other damages or indemnity and in lieu of full recovery by Landlord of all sums payable under all the foregoing provisions of this Section 8.2, Landlord may by written notice to Tenant, at any time after this Lease is terminated under any of the provisions contained in Section 8.1 or is otherwise terminated for breach of any obligation of Tenant and before such full recovery, elect to recover, and Tenant shall thereupon pay, as liquidated damages, an amount equal to the aggregate of the Fixed Rent and Additional Rent accrued in the twelve (12) months ended next prior to such termination plus the amount of rent of any kind accrued and unpaid at the time of termination and less the amount of any recovery by Landlord under the foregoing provisions of this Section 8.2 up to the time of payment of such liquidated damages. Nothing contained in this Lease shall, however, limit or prejudice the right of Landlord to prove for and obtain in proceedings for bankruptcy or insolvency by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater than, equal to, or less than the amount of the loss or damages referred to above.

8.3	Remedies Cumulative. Any and all rights and remedies which Landlord may have under this Lease, and at law and equity, shall be cumulative and shall not be deemed inconsistent with each other, and any two or more of all such rights and remedies may be exercised at the same time insofar as permitted by law.

8.4	Landlord’s Right to Cure Defaults. Landlord may, but shall not be obligated to, cure, at any time, without notice, any default by Tenant under this Lease; and whenever Landlord so elects, all costs and expenses incurred by Landlord, including reasonable attorneys’ fees, in curing a default shall be paid, as Additional Rent, by Tenant to Landlord on demand, together with lawful interest thereon from the date of payment by Landlord to the date of payment by Tenant.

8.5	Effect of Waivers of Default. Any consent or permission by Landlord to any act or omission which otherwise would be a breach of any covenant or condition herein, shall not in any way be held or construed (unless expressly so declared) to operate so as to impair the continuing obligation of any covenant or condition herein, or otherwise, except as to the specific instance, operate to permit similar acts or omissions.

8.6	No Waiver, etc. The failure of Landlord to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease shall not be deemed a waiver of such violation nor prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of rent with knowledge of the breach of any covenant of this Lease shall not be deemed to have been a waiver of such breach by Landlord. No consent or waiver, express or implied, by Landlord to or of any breach of any agreement or duty shall be construed as a waiver or consent to or of any other breach of the same or any other agreement or duty.

8.7	No Accord and Satisfaction. No acceptance by Landlord of a lesser sum than the Fixed Rent, Additional Rent or any other charge then due shall be deemed to be other than on account of the earliest installment of such rent or charge due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent or other charge be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such installment or pursue any other remedy in this Lease provided.

ARTICLE 9

Rights of Mortgage Holders

9.1	Rights of Mortgage Holders. The word “mortgage” as used herein includes mortgages, deeds of trust or other similar instruments evidencing other voluntary liens or encumbrances, and modifications, consolidations, extensions, renewals, replacements and substitutes thereof. The word “holder” shall mean a mortgagee, and any subsequent holder or holders of a mortgage. Until the holder of a mortgage shall enter and take possession of the Property for the purpose of foreclosure, such holder shall have only such rights of Landlord as are necessary to preserve the integrity of this Lease as security. Upon entry and taking possession of the Property for the purpose of foreclosure, such holder shall have all the rights of Landlord. No such holder of a mortgage shall be liable either as mortgagee or as assignee, to perform, or be liable in damages for failure to perform, any of the obligations of Landlord unless and until such holder shall enter and take possession of the Property for the purpose of foreclosure. Upon entry for the purpose of foreclosure, such holder shall be liable to perform all of the obligations of Landlord, subject to and with the benefit of the provisions of Section 10.4, provided that a discontinuance of any foreclosure proceeding shall be deemed a conveyance under said provisions to the owner of the equity of the Property.

The covenants and agreements contained in this Lease with respect to the rights, powers and benefits of a holder of a mortgage (particularly, without limitation thereby, the covenants and agreements contained in this Section 9.1) constitute a continuing offer to any person, corporation or other entity, which by accepting a mortgage subject to this Lease, assumes the obligations herein set forth with respect to such holder; such holder is hereby constituted a party of this Lease as an obligee hereunder to the same extent as though its name were written hereon as such; and such holder shall be entitled to enforce such provisions in its own name. Tenant agrees on request of Landlord to execute and deliver from time to time any agreement which may be necessary to implement the provisions of this Section 9.1.

9.2	Lease Superior or Subordinate to Mortgages. It is agreed that the rights and interest of Tenant under this Lease shall be (i) subject or subordinate to any present or future mortgage or mortgages and to any and all advances to be made thereunder, and to the interest of the holder thereof in the Premises or any property of which the Premises are a part if Landlord shall elect by notice to Tenant to subject or subordinate the rights and interest of Tenant under this Lease to such mortgage or (ii) prior to any present or future mortgage or mortgages, if Landlord shall elect, by notice to Tenant, to give the rights and interest of Tenant under this Lease priority to such mortgage; in the event of either of such elections and upon notification by Landlord to that effect, the rights and interest of Tenant under this Lease should be deemed to be subordinate to, or have priority over, as the case may be, said mortgage or mortgages, irrespective of the time of execution or time of recording of any such mortgage or mortgages (provided that, in the case of subordination of this Lease to any future mortgages, the holder thereof agrees not to disturb the possession of Tenant so long as Tenant is not in default hereunder). Tenant agrees it will, upon not less than ten (10) days’ prior written request by Landlord, execute, acknowledge and deliver any and all instruments deemed by Landlord necessary or desirable to give effect to or notice of such subordination or priority. Any Mortgage to which this Lease shall be subordinated may contain such terms, provisions and conditions as the holder deems usual or customary. Landlord shall use reasonable efforts to obtain a so-called non-disturbance agreement from its existing lender whereby such lender agrees that Tenant shall not be disturbed in its possession so long as Tenant is not in default beyond the expiration of applicable notice and cure periods hereunder.

ARTICLE 10

Miscellaneous Provisions

10.1	Notices from One Party to the Other. All notices required or permitted hereunder shall be in writing and addressed, if to the Tenant, at the Original Notice Address of Tenant or such other address as Tenant shall have last designated by notice in writing to Landlord and, if to Landlord, at the Original Notice Address of Landlord or such other address as Landlord shall have last designated by notice in writing to Tenant. Any notice shall be deemed duly given when mailed to such address postage prepaid, by registered or certified mail, return receipt requested, or when delivered to such address by hand.

10.2	Quiet Enjoyment. Landlord agrees that upon Tenant’s paying the rent and performing and observing the agreements, conditions and other provisions on its part to be performed and observed, Tenant shall and may peaceably and quietly have, hold and enjoy the Premises during the term hereof without any manner of hindrance or molestation from Landlord or anyone claiming under Landlord, subject, however, to the terms of this Lease.

10.3	Lease not to be Recorded. Tenant agrees that it will not record this Lease. Both parties shall, upon the request of either, execute and deliver a notice or short form of this Lease in such form, if any, as may be permitted by applicable statute. Tenant hereby irrevocably appoints Landlord as Tenant’s attorney-in-fact (which appointment shall survive termination of the term of this Lease) with full power of substitution to execute, acknowledge and deliver a notice of termination of lease in Tenant’s name if Tenant fails, within 10 days after request therefor, to either execute, acknowledge or deliver such notice of termination or give Landlord written notice setting forth the reasons why Tenant is refusing to deliver such notice of termination.

10.4	Limitation of Landlord’s Liability. The term “Landlord” as used in this Lease, so far as covenants or obligations to be performed by Landlord are concerned, shall be limited to mean and include only the owner or owners at the time in question of the Property, and in the event of any transfer or transfers of title to said property, the Landlord (and in case of any subsequent transfers or conveyances, the then grantor) shall be concurrently freed and relieved from and after the date of such transfer or conveyance, without any further instrument or agreement of all liability as respects the performance of any covenants or obligations on the part of the Landlord contained in this Lease thereafter to be performed, it being intended hereby that the covenants and obligations contained in this Lease on the part of Landlord, shall, subject as aforesaid, be binding on the Landlord, its successors and assigns, only during and in respect of their respective successive periods of ownership of said leasehold interest or fee, as the case may be. Tenant, its successors and assigns, shall not assert nor seek to enforce any claim for breach of this Lease against any of Landlord’s assets other than Landlord’s interest in the Property and in the rents, issues and profits thereof, and Tenant agrees to look solely to such interest for the satisfaction of any liability or claim against Landlord under this Lease, it being specifically agreed that in no event whatsoever shall Landlord (which term shall include, without limitation, any general or limited partner, trustees, beneficiaries, officers, directors, or stockholders of Landlord) ever be personally liable for any such liability.

10.5	Acts of God. In any case where either party hereto is required to do any act, delays caused by or resulting from Acts of God, war, civil commotion, fire, flood or other casualty, labor difficulties, shortages of labor, materials or equipment, government regulations, unusually severe weather, or other causes beyond such party’s reasonable control shall not be counted in determining the time during which work shall be completed, whether such time be designated by a fixed date, a fixed time or a “reasonable time,” and such time shall be deemed to be extended by the period of such delay.

10.6	Landlord’s Default. Landlord shall not be deemed to be in default in the performance of any of its obligations hereunder unless it shall fail to perform such obligations and such failure shall continue for a period of thirty (30) days or such additional time as is reasonably required to correct any such default after written notice has been given by Tenant to Landlord specifying the nature of Landlord’s alleged default. Landlord shall not be liable in any event for incidental or consequential damages to Tenant by reason of Landlord’s default, whether or not notice is given. Tenant shall have no right to terminate this Lease for any default by Landlord hereunder and no right, for any such default, to offset or counterclaim against any rent due hereunder.

10.7	Brokerage. Tenant warrants and represents that it has dealt with no broker in connection with the consummation of this Lease, other than Nordblom Brokerage Company and Staubach Company (collectively, the “Brokers”), and in the event of any brokerage claims, other than by the Brokers, against Landlord predicated upon prior dealings with Tenant, Tenant agrees to defend the same and indemnify and hold Landlord harmless against any such claim.

10.8	Applicable Law and Construction. This Lease shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts and, if any provisions of this Lease shall to any extent be invalid, the remainder of this Lease shall not be affected thereby. There are no oral or written agreements between Landlord and Tenant affecting this Lease. This Lease may be amended, and the provisions hereof may be waived or modified, only by instruments in writing executed by Landlord and Tenant. The titles of the several Articles and Sections contained herein are for convenience only and shall not be considered in construing this Lease. Unless repugnant to the context, the words “Landlord” and “Tenant” appearing in this Lease shall be construed to mean those named above and their respective heirs, executors, administrators, successors and assigns, and those claiming through or under them respectively. If there be more than one tenant, the obligations imposed by this Lease upon Tenant shall be joint and several.

WITNESS the execution hereof under seal on the day and year first above written:

Landlord:

/s/
As Trustee, but not individually

/s/
As Trustee, but not individually

Tenant:
INFRAREDX, INC.

/s/ James E. Muller, M.D.
By: James E. Muller, M.D.
Its: President and CEO

EXHIBIT A

PLAN SHOWING THE PREMISES

EXHIBIT B

RULES AND REGULATIONS

1.	The sidewalks, entrances, passages, corridors, vestibules, halls, elevators, or stairways in or about the Building shall not be obstructed by Tenant.

2.	Tenant shall not place objects against glass partitions, doors or windows which would be unsightly from the Building corridor or from the exterior of the Building.

3.	Tenant shall not waste electricity or water in the Building premises and shall cooperate fully with Landlord to assure the most effective operation of the Building heating and air conditioning systems. All regulating and adjusting of heating and air-conditioning apparatus shall be done by the Landlord’s agents or employees.

4.	Tenant shall not use the Premises so as to cause any increase above normal insurance premiums on the Building.

5.	No bicycles, vehicles, or animals of any kind shall be brought into or kept in or about the Premises. No space in the Building shall be used for the sale of merchandise of any kind at auction or for storage thereof preliminary to such sale.

6.	Tenant shall cooperate with Landlord in minimizing loss and risk thereof from fire and associated perils.

7.	The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were designed and constructed and no sweepings, rubbish, rags, acid or like substance shall be deposited therein. All damages resulting from any misuse of the fixtures shall be borne by the Tenant.

8.	Landlord reserves the right to establish, modify, and enforce reasonable parking rules and regulations, provided such rules and obligations do not diminish Tenant’s rights under the Lease.

9.	Landlord reserves the right at any time to rescind, alter or waive any rule or regulation at any time prescribed for the Building and to impose additional reasonable rules and regulations when in its judgment deems it necessary, desirable or proper for its best interest and for the best interest of the tenants and no alteration or waiver of any rule or regulation in favor of one tenant shall operate as an alteration or waiver in favor of any other tenant, provided such rules and regulations do not diminish Tenant’s rights under the Lease. Landlord shall not be responsible to any tenant for the nonobservance or violation by any other tenant however resulting of any rules or regulations at any time prescribed for the Building.

10.	Tenant acknowledges that the Building has been designated a non-smoking building. At no time shall Tenant permit its agents, employees, contractors, guests or invitees to smoke in the Building or, except in specified locations, directly outside the Building.

EXHIBIT C

DESCRIPTION OF BUILDING EXTERIOR WORK

The scope of the building exterior work will be the renovation of the building facade fronting Third Avenue generally in accordance with the architectural rendering depicted below.

EXHIBIT D

TENANT ESTOPPEL CERTIFICATE

TO:	(“Mortgagee” or “Purchaser”)

THIS IS TO CERTIFY THAT:

1.	The undersigned is the tenant (the “Tenant”) under that certain lease (the “Lease”) dated , 20 , by and between as landlord (the “Landlord”), and the undersigned, as Tenant, covering those certain premises commonly known and designated as (the “Premises”) in the building located at , , Massachusetts.

2.	The Lease is attached hereto as Exhibit A and (i) constitutes the entire agreement between the undersigned and the Landlord with respect to the Premises, (ii) is the only Lease between the undersigned and the Landlord affecting the Premises and (iii) has not been modified, changed, altered or amended in any respect, except (if none, so state):

3.	The undersigned has accepted and now occupies the Premises as of the date hereof, and all improvements, if any, required by the terms of the Lease to be made by the Landlord have been completed and all construction allowances to be paid by Landlord have been paid. In addition, the undersigned has made no agreement with Landlord or any agent, representative or employee of Landlord concerning free rent, partial rent, rebate of rental payments or any other type of rental or other economic inducement or concession except (if none, so state):

4.

(1)	The term of the Lease began (or is scheduled to begin) on , 20 and will expire on , 20 ,

(2)	The fixed rent for the Premises has been paid to and including , 20 ;

(3)	The fixed rent being paid pursuant to the Lease is at the annual rate of $ ; and

(4)	The escalations payable by Tenant under the Lease are currently $ , based on a pro rata share of %, and have been reconciled through , 20 .

5.	(i) No party to the Lease is in default, (ii) the Lease is in full force and effect, (iii) the rental payable under the Lease is accruing to the extent therein provided thereunder, (iv) as of the date hereof the undersigned has no charge, lien or claim of off-set (and no claim for any credit or deduction) under the Lease or otherwise, against rents or other charges due or to become due thereunder or on account of any prepayment of rent more than one (1) month in advance of its due date, and (v) Tenant has no claim against Landlord for any security, rental, cleaning or other deposits, except (if none, so state):

6.	Since the date of the Lease there are no actions, whether voluntary or otherwise, pending against the undersigned under the bankruptcy, reorganization, arrangement, moratorium or similar laws of the United States, any state thereof of any other jurisdiction.

7.	Tenant has not sublet, assigned or hypothecated or otherwise transferred all or any portion of Tenant’s leasehold interest.

8.	Neither Tenant nor Landlord has commenced any action or given or received any notice for the purpose of terminating the Lease, nor does Tenant have any right to terminate the Lease, except (if none, so state):

9.	Tenant has no option or preferential right to purchase all or any part of the Premises (or the real property of which the Premises are a part) nor any right or interest with respect to the Premises or the real property of which the Premises are a part. Tenant has no right to renew or extend the term of the Lease or expand the Premises except (if none, so state):

10.	The undersigned acknowledges that the parties named herein are relying upon this estoppel certificate and the accuracy of the information contained herein in making a loan secured by the Landlord’s interest in the Premises, or in connection with the acquisition of the Property of which the Premises is a part.

EXECUTED UNDER SEAL AS OF             , 20    .

TENANT:

By:
Name:
Title:
Duly	Authorized

EXHIBIT E

FORM OF LETTER OF CREDIT

BENEFICIARY:	ISSUANCE DATE: ,

IRREVOCABLE STANDBY
LETTER OF CREDIT NO. _________________

ACCOUNTEE/APPLICANT:	MAXIMUM/AGGREGATE
CREDIT AMOUNT:
USD $________________________

GENTLEMEN:

We hereby establish our irrevocable letter of credit in your favor for account of the applicant up to an aggregate amount not to exceed             US Dollars ($            ) available by your draft(s) drawn on ourselves at sight accompanied by:

Your statement, signed by a purportedly authorized officer/official certifying that the Beneficiary is entitled to draw upon this Letter of Credit (in the amount of the draft submitted herewith) pursuant to Section 4.4 of the lease (the “Lease”) dated             ,             by and between             , as Landlord, and             , as Tenant, relating to the premises at             .

Draft(s) must indicate name and issuing bank and credit number and must be presented at this office.

You shall have the right to make partial draws against this Letter of Credit, from time to time.

Except as otherwise expressly stated herein, this Letter of Credit is subject to the “Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce, Publication No. 500 (1993 Revision).”

This Letter of Credit shall expire at our office on             ,             (the “Stated Expiration Date”). It is a condition of this Letter of Credit that the Stated Expiration Date shall be deemed automatically extended without amendment for successive one (1) year periods from such Stated Expiration Date, unless at least forty-five (45) days prior to such Stated Expiration Date) or any anniversary thereof) we shall notify the Beneficiary and the Accountee/Applicant in writing by registered mail (return receipt) that we elect not to consider this Letter of Credit extended for any such additional one (1) year period.

We engage with you that all drafts drawn under and in compliance with the terms of this letter of credit will be duly honored on presentation to us.

Very truly yours,

Authorized Signatory

FIRST AMENDMENT OF LEASE

This Amendment is made and entered into this l6th day of May, 2006 (the “Effective Date”) by and between the Trustees of N.W. Building 18 Trust (hereinafter referred to as “Landlord”) and InfraRedX, Inc. (hereinafter referred to as “Tenant”).

BACKGROUND

A. Landlord and Tenant entered into a lease dated August 1, 2005 (the “Lease”) for approximately 12,106 rentable square feet (the “Original Premises”) in the building known as 34 Third Avenue, Burlington, Massachusetts (the “Building”).

B. Tenant now desires to lease the balance of the Building consisting of an additional 14,341 rentable square feet as shown on Exhibit A-1 attached hereto (the “Additional Premises”), and Landlord has agreed to lease the Additional Premises to Tenant on the terms and conditions contained herein.

C. The parties also desire to extend the term of the Lease through June 30, 2009.

NOW THEREFORE, in consideration of the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows, as of the Effective Date.

1. Landlord hereby leases to Tenant, and Tenant leases from Landlord, the Additional Premises for a term commencing on the Effective Date and continuing through June 30, 2009, unless terminated earlier in accordance with the terms of the Lease. The demise of the Additional Premises shall be on all the same terms and conditions of the Lease, as amended hereby. In implementation of the foregoing, as of the Effective Date, the Premises specified in Section 1.1 of the Lease shall be increased to be the entire interior portion of Building, as shown on Exhibit A attached hereto, and the Rentable Floor Area of Premises specified in Section 1.1 shall be increased to 26,447 square feet by the inclusion of the Additional Premises. All references in the Lease to the “Premises” shall, as of the Effective Date, mean the Original Premises and the Additional Premises. All work which is necessary or desirable to prepare the Additional Premises for Tenant’s use and occupancy shall be performed by Tenant, at its sole expense, in accordance with the provisions of Section 6.2.5 of the Lease.

2. The Additional Premises will be delivered to Tenant broom-clean and in as-is condition, with the base building systems and equipment servicing the Additional Premises in good working order, and otherwise without any representation or warranty by Landlord as to the condition of the Additional Premises and without any obligation on the part of Landlord to construct or prepare the Additional Premises, except that Landlord shall, at its expense, install VCT flooring in the rear portion of the Additional Premises that is currently bare concrete. Such work shall be performed in good and workmanlike manner and in compliance with applicable building codes. The Landlord’s work shall be performed as soon as reasonably practicable after the full execution of this Amendment in a manner to minimize unreasonable interference with any work in the Additional Premises simultaneously being performed by Tenant, and the parties agree to reasonably cooperate to coordinate the scheduling and performance of each party’s work in the Additional Premises.

3. The term of the Lease with respect to the Original Premises is hereby extended to be coterminous with the term of the Additional Premises and shall expire on June 30, 2009. Accordingly, the Expiration Date stated in Section 1.1 of the Lease is hereby changed to June 30, 2009. Tenant acknowledges that the provisions of Section 4.4.2 require any Letter of Credit to remain in effect for at least 45 days after the Expiration Date and agrees to ensure that the final expiration date contained in any Letter of Credit is no earlier than August 15, 2009. Concurrently with Tenant’s execution of this Amendment, Tenant shall deliver to Landlord an appropriate amendment to the Letter of Credit evidencing the foregoing final expiration date.

4. Effective as of July 1, 2006 (the “Additional Premises Rent Commencement Date”), Tenant shall be obligated to pay Fixed Rent for the Additional Premises. Monthly payments shall be made at the same time and in the same manner that Tenant pays Fixed Rent for the Original Premises pursuant to Section 4.1 of the Lease. In implementation of the foregoing, the Annual Fixed Rent Rate and the Monthly Fixed Rent Rate stated in Section 1.1 of the Lease shall be increased as of the Additional Premises Rent Commencement Date by the addition of the Fixed Rent payable for the Additional Premises, in accordance with the following schedule:

PERIOD:	ANNUAL FIXED RENT RATE:	MONTHLY FIXED RENT RATE:
July 1, 2006 - December 31, 2006	$168,852.00	$14,071.00
January 1, 2007 - June 30, 2007	$216,660.00	$18,055.00
July 1, 2007 - June 30, 2009	$264,456.00	$22,038.00

5. Tenant shall be obligated to pay Operating Costs and Taxes for the Additional Premises in accordance with Sections 4.1.1 and 4.2.3 of the Lease commencing as of the earlier to occur of (i) the Additional Premises Rent Commencement Date, and (ii) Tenant’s use of the Additional Premises for the conduct of its business.

6. As a result of Tenant’s leasing the entire Building, certain changes must be made to the Lease to convert it from a multi-tenant format to single-tenant format. Accordingly, the Lease shall be amended as follows, as of the Effective Date:

A.	In Section 1.1, the definition of Premises shall be deleted and the following substituted therefor:

“All of the interior space of the Building, substantially as shown on Exhibit A attached hereto.”

B.	In Section 2.1 the Rentable Floor Area of Premises shall be increased to approximately 26,447 square feet.

C.	In Section 1.1 the Tenant’s Percentage shall be increased from 45.8% to 100%.

D.	In Section 2.1, the first full paragraph shall be deleted and the following substituted therefor:

“Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, subject to and with the benefit of the terms, covenants, conditions and provisions of this Lease, the Premises, excluding, however, the use of the roof of the Building, provided however that in the event that Tenant’s use of the Additional Premises requires

2

additional HVAC or exhaust units, Landlord shall not unreasonably withhold its consent to such items being installed on the roof of the Building, provided, however, if in Landlord’s reasonable judgment, Tenant’s excess requirements or excess use shall require Landlord to make additions or modifications to the base building HVAC systems resulting in additional cost to Landlord on account thereof, Tenant shall, upon demand, reimburse Landlord for such additional cost. Tenant shall have, as appurtenant to the Premises, rights to use (a) the walkways and driveways necessary for access to the Building, and (b) the parking areas serving the Building.”

E.	In Section 2.1, the second paragraph (regarding parking) shall be amended by deleting the words, “up to 59” and inserting the words “all of the” in their place.

F.	In Section 2.1, the third paragraph shall be amended by deleting existing clause (b) therefrom, and changing existing clauses (c) and (d) to be identified as (b) and (c), respectively.

G.	In Section 4.2.4, the following shall be inserted at the end thereof: “For the sake of clarity, in no event shall Tenant be required to carry all risk property and casualty insurance on the Building, it being acknowledged and agreed that it shall be Landlord’s sole responsibility to do so.”

H.	In Section 4.2.3, the second paragraph, containing the definition of “Operating Costs,” shall be amended by deleting the following phrase “all costs related to provision of heat (including oil, electric, steam and/or gas), air-conditioning, and water (including sewer charges) and other utilities to the Building (exclusive of reimbursement to Landlord of any of the same received as a result of direct billing to any tenant of the Building);” and substituting in its place the phrase “all costs related to the provision of water (including sewer charges) to the Building;”. In addition, the last full paragraph of said Section 4.2.3 shall be deleted in its entirety.

I.	Section 4.2.5 shall be deleted and the following shall be substituted therefor:

“Tenant shall pay directly to the proper authorities charged with the collection thereof all charges for gas, electricity, telephone and other utilities or services used or consumed on the Premises, including electricity for lighting in the parking area serving the Building, whether designated as a charge, tax, assessment, fee or otherwise, all such charges to be paid as the same from time to time become due. It is understood and agreed that Tenant shall make its own arrangements for the installation or provision of all such utilities and that Landlord shall be under no obligation to furnish any utilities to the Premises and shall not be liable for any interruption or failure in the supply of any such utilities to the Premises. All charges for water and sewer shall be paid for by Tenant as part of Operating Costs pursuant to Section 4.2.3 above.”

J.	Section 5.1.5 shall be amended by deleting the phrase “common areas” from the third line thereof.

7. In addition to Tenant’s obligations set forth in Section 6.1.9 of the Lease to restore the Premises at the end of the Lease term, Tenant shall be obligated at the expiration or earlier termination of the Lease to remove any installations or alterations made by Tenant to the Additional Premises that

3

are not customary for office and research and development space, and shall restore the Additional Premises to an open-office configuration as shown on Exhibit A-1, if requested by Landlord. In the event Tenant elects to reinstall the loading dock in the Additional Premises, Tenant will not be required to remove the same at the end of the Lease term.

8. As of the Effective Date, (i) Exhibit A attached hereto shall be substituted for Exhibit A attached to the Lease; (ii) Section 2.4 and Article 3 of the Lease shall have no further force or effect; and (iii) the term “Rent Commencement Date” specified in Section 1.1 shall have no applicability to nor force or effect with respect to the Additional Premises.

9. Tenant represents and warrants to Landlord that it has dealt with no broker in connection with the consummation of this Amendment, other than Nordblom Brokerage Company and The Staubach Company (collectively, the `Brokers”), and in the event of any brokerage claims, other than by the Brokers, against Landlord predicated upon prior dealings with Tenant, Tenant agrees to defend the same and indemnify and hold Landlord harmless against any such claim.

10. All undefined capitalized terms used herein without definition shall have the meanings ascribed to them in the Lease. The recitals set forth above are incorporated into this Amendment.

As amended hereby, the Lease is ratified and confirmed in all respects and shall continue in full force and effect.

Executed as a Massachusetts instrument under seal as of the date first set forth above.

LANDLORD:

/s/
As Trustee of N.W. Building
18 Trust and not individually

/s/
As Trustee of N.W. Building
18 Trust and not individually

TENANT:
INFRAREDX, INC.

/s/ Andrew R. Jordan
By: Andrew R. Jordan
Title: CBO/CFO
Hereto duly authorized

4

EXHIBIT A

PREMISES

26,447 SF

5

EXHIBIT A-1

ADDITIONAL PREMISES

6

SECOND AMENDMENT OF LEASE

This Amendment is made and entered into this 30th day of June, 2008 (the “Effective Date”) by and between the Trustees of N.W. Building 18 Trust (hereinafter referred to as “Landlord”) and InfraRedX, Inc. (hereinafter referred to as “Tenant”).

WITNESSETH:

WHEREAS, Landlord and Tenant entered into a lease dated August 1, 2005 as amended by the First Amendment of Lease dated May 16, 2006 (the “Lease”) for approximately 26,447 rentable square feet (the “Premises”) in the building known as 34 Third Avenue, Burlington, Massachusetts (the “Building”).

WHEREAS, Landlord and Tenant desire to modify a certain provision of the Lease.

NOW, THEREFORE, for valuable consideration, the Lease is hereby modified and amended as follows:

1. Section 2.3 shall be deleted and the following shall be substituted therefore:

“Provided that as of the date of the notice specified below, Tenant is not in default and has not previously been in default of its obligations under this Lease beyond any applicable grace period, Tenant shall have the right to extend the term of this Lease for one additional period of four (4) years, to begin immediately upon the expiration of the original term of this Lease (the “extended term”). All of the terms, covenants and provisions of this Lease shall apply to such extended term except that the Annual Fixed Rent Rate for such extension period shall be the market rate for comparable buildings in the Town of Burlington, Massachusetts at the commencement of such extended term, as designated by Landlord. If Tenant shall elect to exercise the aforesaid option, it shall do so by giving Landlord notice in writing of its intention to do so not later than nine (9) months prior to the expiration of the original term of this Lease. If Tenant gives such notice, the extension of this Lease shall be automatically effected without the execution of any additional documents. The original term and the extended term are hereinafter collectively called the “term”.

If Tenant exercises the aforesaid option, then not later than eight (8) months prior to the expiration of the original term of this Lease Landlord shall give written notice to Tenant of Landlord’s designation of the market rate. Within fifteen (15) days following Landlord’s notice, Tenant shall either propose its designation of the market rate by giving notice thereof to Landlord or shall accept Landlord’s designation. Failure on the part of Tenant to give such notice of its designation shall bind Tenant to Landlord’s designation. If Tenant proposes its designation of the market rate, then Landlord and Tenant shall attempt to agree upon a market rate. If the parties have been unable to reach agreement within thirty (30) days following Tenant’s designation, then the market rate may be submitted to arbitration by either party as follows: market rate shall be determined by impartial arbitrators, one to be chosen by the Landlord, one to be chosen by Tenant, and a third to be selected, if necessary, as below provided. The unanimous written decision of the two first chosen, without selection and participation of a third arbitrator, or otherwise, the written decision of a majority of three arbitrators chosen and selected as aforesaid, shall be conclusive and binding upon Landlord and Tenant. Landlord and Tenant shall each notify the other of its chosen arbitrator within ten (10) clays following the call for arbitration and, unless such two arbitrators shall have reached a unanimous decision within thirty (30) days after their designation, they shall so notify the then ?resident of the Boston Bar Association and request him to select an impartial third arbitrator, who shall be another office building owner, a real estate counselor or a broker dealing with. like types of properties, to determine market rate as herein defined. Such third arbitrator and the first two chosen shall hear the parties and their evidence and render their decision within thirty (30) days following the conclusion of such hearing and notify Landlord and Tenant thereof. Landlord and Tenant shall share equally the expense of the third arbitrator (if any). If the dispute between the parties as to a market rate has not been resolved before the commencement of Tenant’s obligation to pay Fixed Rent based upon such market rate, then Tenant shall pay Fixed Rent under the Lease based upon the market rate designated by Landlord until either the agreement of the parties as to the market rate, or the decision of the arbitrators, as the case may be, at which time Tenant shall pay any underpayment of Fixed Rent to Landlord, or Landlord shall refund any overpayment of Fixed Rent to Tenant.

In any event, the Annual Fixed Rent Rate for the extended term shall not be less than the Annual Fixed Rent Rate in effect immediately prior to such extended term.”

INTENTIONALLY LEFT BLANK

As amended hereby, the Lease is ratified and confirmed in all respects and shall continue in full force and effect.

Executed as a Massachusetts instrument under seal as of the date first set forth above.

LANDLORD:

/s/ John D. Macomber
As Trustee of N.W. Building
18 Trust and not individually

/s/ Peter C. Nordblom
As Trustee of N.W. Building
18 Trust and not individually

TENANT:
INFRAREDX, INC.

/s/ Andrew R. Jordan
By: Andrew R. Jordan
Title: CBO/CFO
Hereto duly authorized

THIRD AMENDMENT OF LEASE

This Amendment is made and entered into this 2nd day of October, 2008 (the “Effective Date”) by and between the Trustees of N.W. Building 18 Trust (hereinafter referred to as “Landlord”) and InfraReDx, Inc. (hereinafter referred to as “Tenant”).

WITNESSETH:

WHEREAS, Landlord and Tenant entered into a lease dated August 1, 2005 as amended by the First Amendment of Lease dated May 16, 2006, as amended by the Second Amendment of Lease dated June 30, 2008 (collectively the “Lease”) for approximately 26,447 rentable square feet (the “Premises”) in the building known as 34 Third Avenue, Burlington, Massachusetts (the `Building”).

NOW THEREFORE, for good and valuable consideration, the Lease is hereby amended as follows:

1. The term of the Lease is hereby extended for an additional period of three (3) years (the “Extended Term”). Accordingly, the definition of Expiration Date specified in Section 1.1 is changed to “June 30, 2012”.

2. Effective as of the commencement of the Extended Term, the Annual Fixed Rent Rate and Monthly Fixed Rent Rate specified in Section 1.1 shall be modified as follows:

Annual Fixed Rent Rate:	July 1, 2009 - June 30, 2010: July 1, 2010 - June 30, 2011: July 1, 2011 - June 30, 2012:	$ $ $	333,228.00 346,452.00 359,676.00
Monthly Fixed Rent Rate:	July 1, 2009 - June 30, 2010: July 1, 2010 - June 30, 2011: July 1, 2011 - June 30, 2012:	$ $ $	27,769.00 28,871.00 29,973.00

3. Section 2.3 shall be deleted and the following shall be substituted therefore:

“Provided that as of the date of the notice specified below, Tenant is not in default and has not previously been in default of its obligations under this Lease beyond any applicable grace period, Tenant shall have the right to extend the term of this Lease for one additional period of one (1) year, to begin immediately upon the expiration of the original term of this Lease (the “Option Term”). All of the terms, covenants and provisions of this Lease shall apply to such Option Term except that the Annual Fixed Rent Rate for such extension period shall be the market rate for comparable buildings in the Town of Burlington, Massachusetts at the commencement of such Option Term, as designated by Landlord. If Tenant shall elect to exercise the aforesaid option, it shall do so by giving Landlord notice in writing of its intention to do so not later than twelve (12) months prior to the expiration of the Extended Term of this Lease. If Tenant gives such notice, the extension of this Lease shall be automatically effected without the execution of any additional documents. The original term, the Extended Term and the Option Term are hereinafter collectively called the “term”.

If Tenant exercises the aforesaid option, then not later than eight (8) months prior to the expiration of the original term of this Lease Landlord shall give written notice to Tenant of Landlord’s designation of the market rate. Within fifteen (15) days following Landlord’s notice, Tenant shall either propose its designation of the market rate by giving notice thereof to Landlord or shall accept Landlord’s designation. Failure on the part of Tenant to give such notice of its designation shall bind Tenant to Landlord’s designation. If Tenant proposes its designation of the market rate, then Landlord and Tenant shall attempt to agree upon a market rate. If the parties have been unable to reach agreement within thirty (30) days following Tenant’s designation, then the market rate may be submitted to arbitration by either party as follows: market rate shall be determined by impartial arbitrators, one to be chosen by the Landlord, one to be chosen by Tenant, and a third to be selected, if necessary, as below provided. The unanimous written decision of the two first chosen, without selection and participation of a third arbitrator, or otherwise, the written decision of a majority of three arbitrators chosen and selected as aforesaid, shall be conclusive and binding upon Landlord and Tenant. Landlord and Tenant shall each notify the other of its chosen arbitrator within ten (10) days following the call for arbitration and, unless such two arbitrators shall have reached a unanimous decision within thirty (30) days after their designation, they shall so notify the then President of the Boston Bar Association and request him to select an impartial third arbitrator, who shall be another office building owner, a real estate counselor or a broker dealing with like types of properties, to determine market rate as herein defined. Such third arbitrator and the first two chosen shall hear the parties and their evidence and render their decision within thirty (30) days following the conclusion of such hearing and notify Landlord and Tenant thereof. Landlord and Tenant shall share equally the expense of the third arbitrator (if any). If the dispute between the parties as to a market rate has not been resolved before the commencement of Tenant’s obligation to pay Fixed Rent based upon such market rate, then Tenant shall pay Fixed Rent under the Lease based upon the market rate designated by Landlord until either the agreement of the parties as to the market rate, or the decision of the arbitrators, as the case may be, at which time Tenant shall pay any underpayment of Fixed Rent to Landlord, or Landlord shall refund any overpayment of Fixed Rent to Tenant.

In any event, the Annual Fixed Rent Rate for the Option Term shall not be less than the Annual Fixed Rent Rate in effect immediately prior to such Option Term.”

4. Prior to July 1, 2009, Landlord, at its cost, will install a new, 5-ton, HVAC system to service the offices on the south-west side of the building (from the President’s office to the reception area) and will also repair the floor drain in the ladies bathroom.

5. Capitalized terms used herein without definition shall have the meanings ascribed to them in the Lease.

As amended hereby, the Lease is ratified and confirmed in all respects, and shall continue in full force and effect.

Executed as a Massachusetts instrument under seal as of the date first set forth above.

LANDLORD:

/s/
As Trustee of N.W. Building
18 Trust and not individually

/s/
As Trustee of N.W. Building
18 Trust and not individually

TENANT:
INFRAREDX, INC.

/s/
By:
Title: President & COO
Hereto duly authorized

FOURTH AMENDMENT OF LEASE

This Amendment is made and entered into this 6th day of August, 2012 (the “Effective Date”) by and between NWP Building 18 LLC, successor in interest to N.W. Building 18 Trust, (hereinafter referred to as “Landlord”) and InfraReDx, Inc. (hereinafter referred to as “Tenant”).

WITNESSETH:

WHEREAS, Landlord and Tenant entered into a lease dated August 1, 2005 as amended by the First Amendment of Lease dated May 16, 2006, as amended by the Second Amendment of Lease dated June 30, 2008, as amended by the Third Amendment of Lease dated October 2, 2008 and the notice of intent dated June 30, 2011 extending the lease until June 30, 2013 (collectively the “Lease”) for approximately 26,447 rentable square feet (the “Premises”) in the building known as 34 Third Avenue, Burlington, Massachusetts (the “Building”).

NOW THEREFORE, for good and valuable consideration, the Lease is hereby amended as follows:

1. The term of the Lease is hereby extended for an additional period of one (1) year and six (6) months (the “Extended Term”). Accordingly, the definition of Expiration Date specified in Section 1.1 is changed to “December 31, 2014”.

2. Effective as of the commencement of the Extended Term, the Annual Fixed Rent Rate and Monthly Fixed Rent Rate specified in Section 1.1 shall be modified as follows:

Annual Fixed Rent Rate: July 1, 2013 – December 31, 2014:	$317,364.00
Monthly Fixed Rent Rate: July 1, 2013 – December 31, 2014:	$26,447.00

3. Section 2.3 is hereby deleted.

4. The Premises are leased to Tenant during the Extended Term in its then “as-is” condition.

5. Capitalized terms used herein without definition shall have the meanings ascribed to them in the Lease.

6. Tenant represents and warrants to Landlord that it has dealt with no broker in connection with the consummation of this Amendment, and in the event of any brokerage claims against Landlord predicated upon prior dealings with Tenant, Tenant agrees to defend the same and indemnify and hold Landlord harmless against any such claim.

As amended hereby, the Lease is ratified and confirmed in all respects, and shall continue in full force and effect.

Executed as a Massachusetts instrument under seal as of the date first set forth above.

LANDLORD:

NWP Building 18 LLC, a Massachusetts limited liability company

By:	/s/ Adele Olivier
Name:	Adele Olivier
Title:	Manager

By:	/s/ John D. Macomber
Name:	John D. Macomber
Title:	Manager

By:	/s/ Peter C. Nordblom
Name:	Peter C. Nordblom
Title:	Manager

By:	/s/
Name:
Title:	Manager

TENANT:
INFRAREDX, INC.

/s/ Donald Southard
By: Donald Southard
Title: CEO
Hereto duly authorized

FIFTH AMENDMENT OF LEASE

This Amendment is made and entered into this 24th day of February, 2014 (the “Effective Date”) by and between NWP Building 18 LLC, successor in interest to N.W. Building 18 Trust, (hereinafter referred to as “Landlord”) and InfraReDx, Inc. (hereinafter referred to as “Tenant”).

WITNESSETH:

WHEREAS, Landlord and Tenant entered into a lease dated August 1, 2005 as amended by the First Amendment of Lease dated May 16, 2006, as amended by the Second Amendment of Lease dated June 30, 2008, as amended by the Third Amendment of Lease dated October 2, 2008 and the notice of intent dated June 30, 2011 extending the lease until June 30, 2013, as amended by the Fourth Amendment of Lease dated August 6th, 2012 (collectively the “Lease”) for approximately 26,447 rentable square feet (the “Premises”) in the building known as 34 Third Avenue, Burlington, Massachusetts (the “Building”).

NOW THEREFORE, for good and valuable consideration, the Lease is hereby amended as follows:

1. The term of the Lease is hereby extended for an additional period of one (1) year (the “Extended Term”). Accordingly, the definition of Expiration Date specified in Section 1.1 is changed to “December 31, 2015”.

2. Effective as of the commencement of the Extended Term, the Annual Fixed Rent Rate and Monthly Fixed Rent Rate specified in Section 1.1 shall be modified as follows:

Annual Fixed Rent Rate: January 1, 2015 – December 31, 2015:	$343,800.00
Monthly Fixed Rent Rate: January 1, 2015 – December 31, 2015:	$28,650.00

3. Effective as of the commencement of the Extended Term, the second paragraph in Section 2.1 (regarding parking) shall be amended by deleting the paragraph and replacing it as follows:

“At no additional charge during the term, Tenant shall have the non-exclusive right to use all of the parking spaces in the parking area serving the building.”

4. The Premises are leased to Tenant during the Extended Term in its then “as-is” condition.

5. Capitalized terms used herein without definition shall have the meanings ascribed to them in the Lease.

6. Tenant represents and warrants to Landlord that it has dealt with no broker in connection with the consummation of this Amendment, and in the event of any brokerage claims against Landlord predicated upon prior dealings with Tenant, Tenant agrees to defend the same and indemnify and hold Landlord harmless against any such claim.

As amended hereby, the Lease is ratified and confirmed in all respects, and shall continue in full force and effect.

Executed as a Massachusetts instrument under seal as of the date first set forth above.

LANDLORD:

NWP Building 18 LLC, a Massachusetts limited liability company

By:	/s/ Adele Olivier
Name:	Adele Olivier
Title:	Manager

By:	/s/ Peter C. Nordblom
Name:	Peter C. Nordblom
Title:	Manager

By:	/s/ John D. Macomber
Name:	John D. Macomber
Title:	Manager

TENANT:
INFRAREDX, INC.

/s/ Don Southard
By: Don Southard
Title: Chief Executive Officer Hereto duly authorized

Memorandum

To:	Peter Nordblom / John Macomber / Adele Olivier

From:	Patrick DiGregorio

Date:	March 3, 2014

Re:	InfraReDx, Inc. Fifth Amendment of Lease

Hello,

Attached for your signatures are two original documents as referenced above.

We have been discussing extension options with this tenant, including an expansion into the Thoratec space at building 20. Terms ranged from 3 to 5 years.

The approval process necessary in order to enter the Japanese market is taking longer than expected. Therefore, they cannot commit to any significant term at the moment.

In the end, we agreed that a one-year extension is best for both parties at this point in time.

We will continue to talk about their space needs over the coming year as the overseas approval process evolves.

The Fixed Rent is $13 psf.

There is no TI, nor was there an outside broker on this deal.

Please sign where indicated and return them to me at your convenience.

Thank You

1

Memorandum

To:	Peter Nordblom, Adele Olivier, John Macomber

From:	Patrick DiGregorio

Date:	November 12, 2014

Re:	InfraReDx Sixth Amendment

Hello,

Attached for your signatures are three (3), original, documents as referenced above.

This amendment serves to extend the tenant’s lease for one year, making the new expiration date December 31, 2016.

This extension is “as-is”, with no outside broker, and a net rental rate of $13.50psf.

Please sign where indicated and return to me at your convenience.

Thank You

1

SIXTH AMENDMENT OF LEASE

This Amendment is made and entered into this 10th day of November, 2014 (the “Effective Date”) by and between NWP Building 18 LLC, successor in interest to N.W. Building 18 Trust, (hereinafter referred to as “Landlord”) and InfraReDx, Inc. (hereinafter referred to as “Tenant”).

WITNESSETH:

WHEREAS, Landlord and Tenant entered into a lease dated August 1, 2005 as amended by the First Amendment of Lease dated May 16, 2006, as amended by the Second Amendment of Lease dated June 30, 2008, as amended by the Third Amendment of Lease dated October 2, 2008 and the notice of intent dated June 30, 2011 extending the lease until June 30, 2013, as amended by the Fourth Amendment of Lease dated August 6th, 2012, as amended by the Fifth Amendment of Lease dated February 24, 2014 (collectively the “Lease”) for approximately 26,447 rentable square feet (the “Premises”) in the building known as 34 Third Avenue, Burlington, Massachusetts (the “Building”).

NOW THEREFORE, for good and valuable consideration, the Lease is hereby amended as follows:

1. The term of the Lease is hereby extended for an additional period of one (1) year (the “Extended Term”). Accordingly, the definition of Expiration Date specified in Section 1.1 is changed to “December 31, 2016”.

2. Effective as of the commencement of the Extended Term, the Annual Fixed Rent Rate and Monthly Fixed Rent Rate specified in Section 1.1 shall be modified as follows:

Annual Fixed Rent Rate: January 1, 2016 – December 31, 2016:	$357,036.00
Monthly Fixed Rent Rate: January 1, 2016 – December 31, 2016:	$29,753.00

3. The Premises are leased to Tenant during the Extended Term in its then “as-is” condition.

4. Capitalized terms used herein without definition shall have the meanings ascribed to them in the Lease.

5. Tenant represents and warrants to Landlord that it has dealt with no broker in connection with the consummation of this Amendment, and in the event of any brokerage claims against Landlord predicated upon prior dealings with Tenant, Tenant agrees to defend the same and indemnify and hold Landlord harmless against any such claim.

As amended hereby, the Lease is ratified and confirmed in all respects, and shall continue in full force and effect.

Executed as a Massachusetts instrument under seal as of the date first set forth above.

LANDLORD:

NWP Building 18 LLC, a Massachusetts limited liability company

By:	/s/ Adele Olivier
Name:	Adele Olivier
Title:	Manager

By:	/s/ John D. Macomber
Name:	John D. Macomber
Title:	Manager

By:	/s/ Peter C. Nordblom
Name:	Peter C. Nordblom
Title:	Manager

TENANT:
INFRAREDX, INC.

/s/ Don Southard
By: Don Southard
Title: Chief Executive Officer
Hereto duly authorized